================================================================================
                            ASSET PURCHASE AGREEMENT



                                     Between


                             GTE NORTH INCORPORATED

                                       and

                             GTE SOUTH INCORPORATED





                                       and



                           CITIZENS UTILITIES COMPANY




                                December 16, 1999




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page



ARTICLE 1           DEFINITIONS..................................................................................1

         1.1      Terms..........................................................................................1

         1.2      Interpretation................................................................................10

ARTICLE 2           PURCHASE AND SALE OF ASSETS.................................................................10

         2.1      Purchase and Sale of Assets...................................................................10

         2.2      Purchased Property............................................................................10

         2.3      Excluded Property.............................................................................10

         2.4      Assumption of Liabilities.....................................................................11

                  2.4.1    Assumed Liabilities..................................................................11

                  2.4.2    Retained Liabilities.................................................................13

         2.5      No Assignment Without Consent.................................................................13

ARTICLE 3           PURCHASE PRICE..............................................................................14

         3.1      Purchase Price................................................................................14

         3.2      Closing Date Estimate.........................................................................14

         3.3      Closing Date Statement........................................................................15

ARTICLE 4           REQUIRED APPROVALS, CONSENTS AND NOTIFICATIONS..............................................16

         4.1      State Regulatory Approval.....................................................................16

         4.2      Debtholder Consents...........................................................................16

         4.3      Landlord and Other Consents...................................................................16

         4.4      FCC Consents..................................................................................16

         4.5      HSR Act Review................................................................................16

         4.6      GTE/Bell Atlantic Merger......................................................................17

ARTICLE 5           PRE-CLOSING COVENANTS.......................................................................17

         5.1      Investigation by Buyer........................................................................17

         5.2      Operation of the Business in the Ordinary Course..............................................18

                  5.2.1    Preservation of Business.............................................................18

                  5.2.2    No Material Changes..................................................................18

         5.3      Satisfaction of Conditions....................................................................19

         5.4      Approvals.....................................................................................19


                                TABLE OF CONTENTS
                                   (continued)


                                                                                                               Page




         5.5      Audit  or Review of Financial Statements......................................................19

         5.6      Cooperation with Respect to Like-Kind Exchange................................................20

         5.7      Interconnection Agreements....................................................................21

         5.8      Leased Vehicles; Capital Leases...............................................................21

         5.9      Delivery of Interim Information...............................................................21

ARTICLE 6           CONDITIONS PRECEDENT TO THE CLOSING.........................................................21

         6.1      Conditions Precedent to Obligations of Buyer..................................................21

                  6.1.1    No Misrepresentation or Breach of Covenants and Warranties...........................21

                  6.1.2    Documents............................................................................21

                  6.1.3    HSR..................................................................................21

                  6.1.4    No Legal Obstruction.................................................................22

                  6.1.5    No Material Adverse Effect...........................................................22

         6.2      Conditions Precedent to Obligations of Seller.................................................22

                  6.2.1    No Misrepresentation or Breach of Covenants and Warranties...........................22

                  6.2.2    Documents............................................................................22

                  6.2.3    Purchase Price.......................................................................22

                  6.2.4    HSR..................................................................................22

                  6.2.5    No Legal Obstruction.................................................................22

ARTICLE 7           THE CLOSING.................................................................................23

         7.1      The Closing...................................................................................23

         7.2      Seller's Obligations at Closing...............................................................23

         7.3      Buyer's Obligations at Closing................................................................24

ARTICLE 8           REPRESENTATIONS AND WARRANTIES..............................................................24

         8.1      Representations and Warranties of Seller......................................................24

                  8.1.1    Authorization and Effect of Agreement................................................24

                  8.1.2    No Restrictions Against Sale of the Purchased Property...............................24

                  8.1.3    Consents and Approvals of Governmental Authorities...................................25

                  8.1.4    No Material Violations...............................................................25

                  8.1.5    Corporate Organization...............................................................25


                                TABLE OF CONTENTS
                                   (continued)


                                                                                                               Page




                  8.1.6    Brokers..............................................................................25

                  8.1.7    Title to Owned Real Property.........................................................25

                  8.1.8    Real Property Leases.................................................................26

                  8.1.9    Tangible Assets......................................................................26

                  8.1.10   No Material Adverse Change...........................................................26

                  8.1.11   Material Contracts...................................................................26

                  8.1.12   Insurance............................................................................27

                  8.1.13   Taxes................................................................................28

                  8.1.14   No Material Claims or Suits..........................................................28

                  8.1.15   Tariffs; FCC Licenses................................................................28

                  8.1.16   Employee Matters.....................................................................29

                  8.1.17   Schedules of Telephone Plant.........................................................31

                  8.1.18   Schedule of Real Property Interests..................................................32

                  8.1.19   Compliance with Existing Environmental Requirements..................................32

                  8.1.20   Environmental Permits................................................................32

                  8.1.21   Financial Statements.................................................................32

                  8.1.22   Year 2000 Compliance.................................................................33

                  8.1.23   Native American and Federal Consents.................................................34

                  8.1.24   Loss of Major Customer...............................................................34

                  8.1.25   Records..............................................................................34

         8.2      Representations and Warranties of Buyer.......................................................34

                  8.2.1    Corporate Organization...............................................................34

                  8.2.2    Authorization and Effect of Agreement................................................35

                  8.2.3    No Restrictions Against Purchase of the Purchased Properties.........................35

                  8.2.4    No Violation of Law..................................................................35

                  8.2.5    Financial Capacity...................................................................35

                  8.2.6    Brokers..............................................................................35

                  8.2.7    Consents and Approvals of Governmental Authority.....................................36



                                TABLE OF CONTENTS
                                   (continued)


                                                                                                               Page



ARTICLE 9         CONTINUING BUSINESS RELATIONSHIPS.............................................................36

         9.1      Transition Services Agreement.................................................................36

         9.2      Optional Services Agreement...................................................................36

         9.3      Directory Publishing..........................................................................36

                  9.3.1    Assumption of Certain Directory Publishing Agreement Rights and Obligations..........36

                  9.3.2    Co-Bound Directories Acknowledgement.................................................37

                  9.3.3    Meeting to Discuss Directory Publication.............................................37

         9.4      GTE Supply Relationship.......................................................................37

         9.5      GTE Telecom Agreements.............................................................. 37

ARTICLE 10          ADDITIONAL COVENANTS OF THE PARTIES.........................................................38

         10.1     Intellectual Property.........................................................................38

                  10.1.1   No License...........................................................................38

                  10.1.2   Infringement.........................................................................38

                  10.1.3   Trademark Phaseout...................................................................38

                  10.1.4   Third Party Software.................................................................39

         10.2     Effect of Due Diligence and Related Matters...................................................40

         10.3     Confidentiality...............................................................................40

         10.4     Further Assurances............................................................................40

         10.5     Prorations....................................................................................41

         10.6     Cost Studies/NECA Matters.....................................................................41

                  10.6.1   Prior to Closing.....................................................................41

                  10.6.2   From and After Closing...............................................................41

         10.7     Customer Deposits.............................................................................42

         10.8     Access to Books and Records...................................................................42

         10.9     Purchase Price Allocation.....................................................................43

         10.10    Owned Real Property Transfers.................................................................43

         10.11    Transaction Taxes.............................................................................44

         10.12    Bulk Sales Laws...............................................................................44

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                               Page



         10.13    Prepaid Non-Regulated Maintenance Agreements..................................................44

         10.14    Vehicle Registration..........................................................................45

         10.15    Carrier Access Billing and Accounts Receivable Transition.....................................45

         10.16    End-User Billing and Accounts Receivable Transition...........................................45

         10.17    Tariff Changes Resulting from the ICC Merger Order..............................46

         10.18    Evaluation and Repair of Certain Tangible Property   ..............................46


ARTICLE 11          EMPLOYEES AND EMPLOYEE MATTERS..............................................................47

         11.1     Employment of Transferred Employees...........................................................47

                  11.1.1   Assumption of Collective Bargaining Agreement Obligations............................48

                  11.1.2   Assumption of Employment and Other Agreements........................................48

                  11.1.3   Recognition of Transferred Employee Service..........................................48

                  11.1.4   Assumption of Obligation to Pay Bonuses..............................................48

                  11.1.5   No Duplicate Benefits................................................................48

                  11.1.6   Affiliate Employees..................................................................48

         11.2     Transferred Employee Benefit Matters..........................................................49

                  11.2.1   Defined Benefit Plans................................................................49

                  11.2.2   Savings Plans........................................................................55

                  11.2.3   Welfare Plans........................................................................57

         11.3     Miscellaneous Benefits........................................................................60

                  11.3.1   Vacation.............................................................................60

                  11.3.2   Transferred Employee Statements......................................................61

         11.4     Employee Rights...............................................................................61

         11.5     WARN Act Requirements.........................................................................61

         11.6     Indemnification...............................................................................61

                  11.6.1   Indemnification of Seller............................................................61

                  11.6.2   Indemnification of Buyer.............................................................62

ARTICLE 12          INDEMNIFICATION.............................................................................62

         12.1     Survival of Representations...................................................................62

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                               Page



         12.2     Indemnification...............................................................................63

         12.3     Limitations on Liability......................................................................64

         12.4     Defense of Claims.............................................................................65

         12.5     No Indemnifiable Claims Resulting From Governmental Authority Action..........................67

ARTICLE 13          TERMINATION.................................................................................67

         13.1     Termination Rights............................................................................67

         13.2     Goodfaith Performance.........................................................................68

         13.3     Effect of Termination.........................................................................68

ARTICLE 14          MISCELLANEOUS...............................................................................69

         14.1     Notices.......................................................................................69

         14.2     Information Releases..........................................................................70

         14.3     Expenses......................................................................................70

         14.4     Successors and Assigns........................................................................70

         14.5     Amendments....................................................................................70

         14.6     Captions......................................................................................71

         14.7     Entire Agreement..............................................................................71

         14.8     Waiver........................................................................................71

         14.9     Third Parties.................................................................................71

         14.10    Counterparts..................................................................................71

         14.11    Governing Law.................................................................................71

         14.12    Further Assurances............................................................................72

         14.13    Severability..................................................................................72

         14.14    Representation by Counsel; Interpretation.....................................................72



                               INDEX OF SCHEDULES
Schedule*         Title

1.1-A             Assigned Contracts
1.1-B             Excluded Contracts
1.1-C             Purchased Exchanges
1.1-D             License Agreement
2.3(g)            Other Excluded Property
4.4               FCC Consents / Waivers
5.2.1             Operation of the Business
5.2.2(c)          Material Increase to Transferred Employee Benefits
5.2.2(d)          Dispositions
6.1.1             Seller's Closing Certificate
6.2.1             Buyer's Closing Certificate
7.2(a)            Bill of Sale and Assignment and Assumption Agreement
7.2(b)            Legal Opinion of Seller's Counsel
7.2(g)            Affidavit as to Status of Foreign Person
7.3(c)            Legal Opinion of Buyer's Counsel
8.1.4             Violation of Law
8.1.7(a)          Owned Real Property
8.1.7(b)           Bondholders
8.1.8             Real Property Leases
8.1.9             Exceptions to Good Repair of Tangible Property and Exceptions
                  to Title of Tangible Assets and Notices of Violations
                  of Building / Zoning Ordinances
8.1.10            Material Adverse Changes
8.1.11(a-j)       Material Contracts
8.1.13            Exceptions to Tax Return Filings
8.1.14            State and Federal Claims/Suits
8.1.15(a)         Tariff Proceedings
8.1.15(b)         FCC Licenses
8.1.16(a)         Employee Matters - Seller Employee Benefit Plans
8.1.16(b)         Employee Matters - Seller Material Liabilities under ERISA
8.1.16(c)         Employee Matters - Seller ERISA Plans - Compliance
8.1.16(d)         Employee Matters - Seller Multiemployer Plans
8.1.16(e)         Employee Matters - Seller Union Representation
8.1.17            Telephone Plant
8.1.18            Real Property Interests List
8.1.19            Exceptions to Compliance with Existing Environmental
                  Requirements
8.1.20            Environmental Permits
8.1.21(a-c)       Financial Statements
8.1.23            Native American Authorizations
8.1.24            Loss of Major Customer
9.1               Transition Services Agreement
9.2               Optional Services Agreement
9.3.1             Directory Publishing Agreements
9.3.2             Co-Bound Directory Agreements
9.5               GTE Telecom Agreements
11.1.2            Employees and Employee Matters - Employment Agreement
                  Obligation Exceptions
11.3.1            Employees and Employee Matters - Vacation


* The Schedule numbers refer to the appropriate Section within the Agreement.

                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 16th day of December, 1999, by and between Citizens Utilities Company, a Delaware corporation ("Buyer"), and GTE North Incorporated, a Wisconsin corporation and GTE South Incorporated, a Virginia corporation (collectively "Seller").

                                    RECITALS

                  WHEREAS, Seller is in the business of providing regulated local exchange telephone service in certain areas of the state of Illinois; and

                  WHEREAS, Seller desires to sell, convey, assign, transfer and deliver to Buyer, and Buyer desires to purchase and accept from Seller, certain of its telephone properties and related assets used in the provision of such service, upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Terms. For purposes of this Agreement and any amendment hereto, the following terms are defined as set out below or in the Section referenced below:


                  "Accounts Receivable Settlement Statement" is defined in
Section 10.16(b).

                  "Accounts Payable" means accounts payable owed by Seller arising primarily from the operation of the Business.

                  "Active Employees" is defined in Section 11.1.

                  "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

                  "Allocation" is defined in Section 10.9.

                  "Ancillary Documents" means the Transition Services Agreement, the Optional Services Agreement, the License Agreement, and the Bill of Sale and Assignment and Assumption Agreement.

                  "Assigned Contracts" means Contracts to which Seller or any of its Affiliates is a party (i) which relate primarily to the operation of the Business, other than the Excluded Contracts, Real Property Interests, Real Property Leases and Third Party Intellectual Property Contracts, and (ii) any other contract to which Seller is a party and is listed on Schedule 1.1-A.

                  "Assigned Permits" means, to the extent assignable, all permits, licenses, franchises, approvals and authorizations of Seller or any of its Affiliates issued or granted by any Governmental Authority that relate primarily to the operation of the Business, other than the FCC Licenses and the Excluded Permits.

                  "Assumed Liabilities" is defined in Section 2.4.1

                  "Automated Assets" is defined in Section 8.1.22(c).

                  "Bargained Welfare Plans" is defined in Section 11.2.3(a).

                  "BIA" is defined in Section 8.1.23.

                  "Base Purchase Price" is defined in Section 3.1.

                  "Bill of Sale and Assignment and Assumption Agreement" is defined in Section 7.2(a).

                  "Bondholders" means the Persons listed on Schedule 8.1.7(b).

                  "Business" means the business of providing in the geographic area comprising the Purchased Exchanges (i) local exchange, exchange access and intra-LATA toll telecommunications services to end users, (ii) exchange access telecommunications services to interexchange carriers and other local exchange carriers, (iii) retail sales of telephone equipment and products, and (iv) non-tariffed public communications (pay telephones), commercial telecommunications services facilities leasing and other non-regulated services and products.

                  "Buyer Pension" is defined in Section 11.2.1(c)(iii)(B).

                  "Buyer Pension Plan" and "Buyer Pension Plans" are defined in
Section 11.2.1(b).

                  "Buyer Savings Plan" and "Buyer Savings Plans" are defined in
Section 11.2.2(b).


                  "Buyer Welfare Plans" is defined in Section 11.2.3(a).

                  "Buyer's Actuary" is defined in Section 11.2.1(d)(ii).

                  "Buyer's Closing Certificate" is defined in Section 6.2.1.

                  "Calendar-Related" is defined in Section 8.1.22(c).

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Closing" is defined in Section 7.1.

                  "Closing Date" is defined in Section 7.1.

                  "Closing Date Amount" is defined in Section 3.2(b)

                  "Closing Date Statement" is defined in Section 3.3

                  "Confidentiality Agreement" means the Confidentiality Agreement dated as of November 20, 1998, among Buyer, Seller and certain Affiliates of Seller.

                  "Construction Advances" means advances collected by Seller or any Affiliate for the future performance of non-regulated construction in the Purchased Exchanges.

                  "Contracts" means all contracts, leases, indentures, agreements, and other legally binding arrangements.

                  "Customer Advances" means amounts arising from the operation of the Business that have been billed and collected by Seller as of the Closing Date but that are unearned because they relate to the provision of service after the Closing Date.

                  "Customer Deposits" is defined in Section 10.7.

                  "Date Data" is defined in Section 8.1.22(c).

                  "Direct Claim" is defined in Section 12.4(b).

                  "Due Diligence Documents" means those documents contained in the nine volumes of information delivered to Buyer in connection with its review of the Purchased Property.

                  "Earned End-User Accounts Receivable" means accounts receivable arising primarily from the operation of the Business that have been earned by Seller's provision of service on or before the Closing Date excluding amounts billed through the carrier access billing system to interexchange carriers.

                  "Earned End-User Accounts Receivable Amount" means the aggregate amount of all Earned Unbilled Accounts Receivable as of the Closing Date, less a discount for anticipated uncollectible Earned End-User Accounts Receivable in an amount equal to the Uncollectible Factor multiplied by Earned End-User Accounts Receivable as of the Closing Date.

                  "Employment Agreements" is defined in Section 8.1.16(a).

                  "Environmental Requirements" means all federal, state, interstate and local government or agency Laws relating to pollution or protection of human health and safety or the environment (including, without limitation, air, surface water, ground water, land surface and subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Regulated Materials; or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Regulated Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Plans" is defined in Section 8.1.16(a).

                  "Estimated Non-Regulated Construction Work in Process Amount" is defined in Section 3.2(a).

                  "Estimated Regulatory Obligation Amount" is defined in Section 3.2(a).


                  "Evaluation Material" is defined in the first paragraph of the Confidentiality Agreement.

                  "Excluded Contracts" means (i) all billing and collection agreements, interconnection agreements, national account agreements, billing media agreements, vehicle leasing agreements, capital leases, Contracts between Seller and Affiliates of Seller, except to the extent expressly listed on
Schedule 1.1-A, and (ii) such other agreements as are listed on Schedule 1.1-B.

                  "Excluded Marks" means all trademarks, applications for trademark registration, service marks, applications for service mark registration, trade names, domain names and related registrations owned by Seller or an Affiliate of Seller, or licensed to Seller or an Affiliate of Seller by any Person, and any derivations of the foregoing.

                  "Excluded Permits" means the permits, licenses, franchises, approvals and authorizations of Seller or any Affiliates by Governmental Authorities that relate to the Excluded Property.

                  "Excluded Property" is defined in Section 2.3.

                  "Executive Officer" of an entity means (i) in the case of Seller, the regional president of the region that includes the Purchased Exchanges, the general manager of infrastructure provisioning for the Purchased Exchanges and the general manager of customer operations for the Purchased Exchanges, and (ii) the case of Buyer, the executive officer(s) in charge of the transactions contemplated by this Agreement.

                  "Existing Environmental Requirements" means those applicable provisions of any Environmental Requirements that are both in effect and required to be met by Seller prior to the Closing Date.

                  "Expiration Date" is defined in Section 12.1(a).

                  "FCC" means the Federal Communications Commission.

                  "FCC Consents" is defined in Section 4.4.

                  "FCC Licenses" means all licenses, certificates, permits or other authorizations granted to Seller or any Affiliates by the FCC that are used primarily in the operation of the Business.

                  "Financial Statements" is defined in Section 8.1.21.

                  "Final Order" shall mean action by any governmental or regulatory authority as to which (i) no request for stay by any Governmental Authority of the action is pending, no such stay is in effect, and if any deadline for any such request is designated by statute or regulation, such deadline is passed; (ii) no petition for rehearing or reconsideration of the action is pending before any Governmental Authority, and the time for filing any such petition has passed; (iii) the Governmental Authority does not have the action under reconsideration or its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request to stay by a court, of the Governmental Authority's action is pending or in effect and, if any deadline of filing any such appeal or request is designated by statute or rule, it has passed.

                  "FRP" is defined in Section 11.2.3(f).

                  "Future Capital Expenditure Obligations" is defined in Section 2.4.1(h).


                  "Future Regulatory Obligations" is defined in Section
2.4.1(g).

                  "GAAP" means United States generally accepted accounting principles.

                  "GATT Grandfathered Participant" is defined in Section 11.2.1(c)(ii)(C).

                  "Governmental Authority" means any court or any federal, state or foreign governmental, legislative or regulatory body, agency, department, authority or instrumentality.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "ICC" is defined in Section 4.1

                  "Indemnifiable Losses" is defined in Section 12.3(a).

                  "Indemnification Payment" is defined in Section 12.3(a).

                  "Indemnifying Party" is defined in Section 12.3(a). "Indemnitee" is defined in Section 12.3(a).

                  "Intellectual Property" means all inventions (whether patentable or not and whether or not such inventions are described or claimed in any patent or patent application), designs (useful or ornamental), and works subject to copyright protection, invention disclosures, specifications, manuals, drawings, functional or system block diagrams, flow charts, circuit diagrams, design or user documentation, engineering notebooks, schematics, test programs, documented procedures, documented processes, documented flows, devices, software (in any form), or firmware, and all intellectual property rights therein or based thereon, including patents, patent applications (including continuations, continuations-in-part, divisions, reissues), reexamined patents and extensions thereof, copyrights (whether registered or unregistered), and trade secrets.

                  "Interim Capital Expenditure Obligations" is defined in
Section 2.4.1(h).

                  "IRC" means the Internal Revenue Code of 1986, as amended.

                  "IRS" means the Internal Revenue Service.

                  "Law" or "Laws" means any statute, rule, regulation, ordinance, judgment, order or decree of any Governmental Authority.

                  "Leased Real Property" means the real property leased to Seller or its Affiliates under the Real Property Leases.

                  "License Agreement" means the license agreement attached hereto as Schedule 1.1-D pursuant to which Seller grants to Buyer certain rights and licenses under Licensed Intellectual Property.

                  "Licensed Intellectual Property" means Intellectual Property owned by Seller or its Affiliates, and Third Party Intellectual Property licensed to Seller or its Affiliates which Seller or its Affiliates can sublicense to Buyer without the payment of compensation or other consideration to any Person, and which Intellectual Property and Third Party Intellectual Property are required for the use or maintenance (to the extent not provided by the owner or licensor of the Third Party Intellectual Property) of or are included in or with the Purchased Property in the operation of the Business as of the Closing; provided that Licensed Intellectual Property shall at all times be Excluded Property.

                  "Lien" means any lien, charge, pledge, option, mortgage, security interest or other encumbrance.

                  "Material Adverse Effect" means a materially adverse effect on the Business or the Purchased Property, taken as a whole, other than effects relating to or arising from (i) the execution of this Agreement, (ii) the United States economy generally or the state of Illinois in particular, or (iii) events or circumstances that affect the Business in the same manner and to the same extent as other businesses in the industry generally.

                  "Material and Supply Inventory" is defined in the FCC's Part 32 Uniform System of Accounts.

                  "Material Contracts" is defined in Section 8.1.11.

                  "Material Permits" is defined in Section 8.1.15(b).

                  "Merger" means the proposed merger involving GTE Corporation and Bell Atlantic Corporation and their respective Subsidiaries.

                  "Native American Authorizations" is defined in Section 8.1.23(a).

                  "Non-Regulated Construction Work in Process Amount" means the total amount expended but not yet billed by Seller for non-regulated construction work not completed prior to the Closing Date, minus any Construction Advances outstanding as of the Closing Date. The Non-Regulated Construction Work in Process Amount shall be billable by Buyer to third parties after the Closing Date under open customer orders or other agreements.

                  "Non-Union Welfare Plans" is defined in Section 11.2.3(a).

                  "Optional Services Agreement" is defined in Section 9.2.

                  "Owned Real Property" means the real property owned in fee by Seller or its Affiliates and used primarily in the operation of the Business, including all land, buildings, structures, appurtenances and improvements located thereon.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Pension Assets" is defined in Section 11.2.1(d)(i).

                  "Periodic Taxes" is defined in Section 10.5.

                  "Permitted Encumbrances" means (i) liens for current taxes and assessments not yet delinquent, or the amount or validity of which is being contested in good faith by appropriate proceedings during which collection or enforcement against the relevant property is stayed, (ii) standard utility easements, and covenants, conditions and restrictions of record that do not individually or in the aggregate materially interfere with the operation of the present Business on, or materially detract from the value of, the Owned Real Property affected thereby, (iii) mechanics', carriers', workers', repairers' and other statutory liens, (iv) existing zoning or similar laws or ordinances that do not interfere with the operation of the Business, (v) leases otherwise disclosed herein, and (vi) any other Liens and, in the case of Owned Real Property, any title defects or exceptions, that do not materially interfere with the operations of the Purchased Property in a manner consistent with the current use by Seller or that do not materially detract from the value of, or materially impair the marketability of, the Purchased Property affected.

                  "Person" means an individual, corporation, partnership, trust, association, limited liability company or similar entity or organization.

                  "Plans" is defined in Section 8.1.16(a).

                  "Pole Attachment Agreement" is defined in Section 8.1.11(j).

                  "Proration Periods" is defined in Section 10.5.

                  "Purchase Price" is defined in Section 3.3(c).

                  "Purchased Exchanges" means the telephone exchanges listed in
Schedule 1.1-C and any cross-border community served from any such exchange.

                  "Purchased Property" is defined in Section 2.2.

                  "Real Property Interests" means all easements, rights of way, licenses or other interests in real property of Seller or its Affiliates that are used primarily in the operation of the Business, other than Owned Real Property or Leased Real Property.

                  "Real Property Leases" means the Leases set forth on Schedule 8.1.8.

                  "Regulated Material" means (i) any "hazardous substance" as defined in CERCLA, (ii) any petroleum or petroleum substance, and (iii) any other pollutant, waste, contaminant, or other substance regulated under Environmental Requirements.

                  "Regulatory Approvals" is defined in Section 4.1.

                  "Regulatory Obligation Amount" is defined in Section 3.1.

                  "Retained Books and Records" means, collectively, all corporate records and stock books of Seller and its Affiliates, the general ledger, all records required by Law to be retained by Seller and all books and records relating to (i) Tax Returns and Tax records, (ii) Excluded Property,
(iii) attorney work product, and (iv) the Retained Liabilities.

                  "Retained Future Regulatory Obligations" is defined in Section 2.4.1(g).

                  "Retained Liabilities" is defined in Section 2.4.2.

                  "SEC Financial Statements" is defined in Section 5.5.

                  "Seller Hourly Pension Plan" is defined in Section 11.2.1(a)(ii).

                  "Seller Pension" is defined in Section 11.2.1(c)(iii)(B).

                  "Seller Pension Plan" and "Seller Pension Plans" are defined in Section 11.2.1(a)(ii).

                  "Seller Salaried Pension Plan" is defined in Section 11.2.1(a)(i).

                  "Seller Savings Plans" are defined in Section 11.2.2(a).

                  "Seller Welfare Plans" is defined in Section 11.2.3(a).

                  "Seller's Actuary" is defined in Section 11.2.1(d)(ii).

                  "Seller's Closing Certificate" is defined in Section 6.1.1.

                  "Switch Software" shall mean software currently used by Seller to operate telecommunications switching equipment that is part of the Telephone Plant.

                  "System Date" is defined in Section 8.1.22(c).

                  "Tax Returns" means a report, return or other information statement required to be supplied to or filed with a Governmental Authority with respect to Taxes.

                  "Tax(es)" means any foreign, federal, state, county or local income, sales, use, transfer, excise, franchise, stamp duty, custom duty, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, recording, ad valorem, unemployment compensation, profits, registration, social security, estimated, add-on, minimum, or withholding tax relating to the Business or the Purchased Exchanges and any interest and penalties and additions to such taxes (civil or criminal) related thereto or to the nonpayment thereof and related notarial fees.

                  "Telephone Plant" means (i) Owned Real Property, (ii) Real Property Interests, and (iii) the machinery, equipment, inventory, vehicles and all other assets and properties used primarily in the operation of the Business, including all plant, systems, structures, construction work in progress, telephone cable (whether in service or under construction), microwave facilities (including frequency spectrum assignment), telephone line facilities, machinery, furniture, fixtures, tools, implements, conduits, stations, substations, equipment (including central office equipment, subscriber station equipment and other equipment in general), instruments and house wiring connections. Without limiting the generality of the foregoing, Telephone Plant includes the assets used primarily in the operation of the Business that would be properly included in the fixed assets referenced in Part 32 of the FCC Rules and Regulations (47 CFR, Part 32), as such accounts are reflected in Schedule 8.1.17.

                  "Third Party Claim" is defined in Section 12.4(a).

                  "Third Party Intellectual Property" means Intellectual Property owned by any Person, other than Seller, without regard as to whether Seller has any rights therein or the right to assign such rights to Buyer.

                  "Third Party Intellectual Property Contracts" is defined in
Section 10.1.4.

                  "Total Service Pension" is defined in Section
11.2.1(c)(iii)(B).

                  "Transaction Taxes" is defined in Section 10.11.

                  "Transferred Books and Records" means all of Seller's or its Affiliates' customer or subscriber lists and records, accounts and billing records, plans, blueprints, specifications, drawings, surveys, engineering reports, personnel records of Transferred Employees (where applicable) and all other documents, computer data and records, in each case relating primarily to the operation of the Business, except for the Retained Books and Records.

                  "Transferred Employees" is defined in Section 11.1.

                  "Transition Services Agreement" is defined in Section 9.1.

                  "Uncollectible Factor" is defined in Section 10.16(b).

                  "Year 2000 Compliant" is defined in Section 8.1.22(c).

         1.2 Interpretation.

                  (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) all references to the "knowledge" of Seller are deemed to refer to the actual knowledge of the Executive Officers of Seller, (iv) all references to the "knowledge" of Buyer or "knowledge" obtained by Buyer are deemed to refer to the actual knowledge of the Executive Officers of Buyer, except as otherwise provided herein, (v) the term "primarily" means primarily or exclusively, and
(vi) the term "including" means including without limitation.

                  (b) No provision of this Agreement will be interpreted in favor of or against either of the parties by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of such provision or of this Agreement.

                                   ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

         2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer and Buyer hereby agrees to purchase, acquire and accept from Seller, in each case effective as of the Closing, all of Seller's and each of its Affiliates' right, title and interest in and to the Purchased Property.

         2.2 Purchased Property. The term "Purchased Property" means all the following business, properties, assets and rights of Seller and its Affiliates on the Closing Date, other than the Excluded Property:

                      (i)      Telephone Plant;
                      (ii)     Earned End-User Accounts Receivable;
                      (iii)    Material and Supply Inventories;
                      (iv)     Non-Regulated Construction Work in Process;
                      (v)      FCC Licenses and Assigned Permits;
                      (vi)     Assigned Contracts;
                      (vii)    Transferred Books and Records;
                      (viii)   Real Property Leases; and
                      (ix) all other business, property, assets, work in process and rights of Seller on the Closing Date not described above that relate primarily to the Purchased Exchanges.

         2.3 Excluded Property. For purposes of this Agreement, "Excluded Property" means the following:


                  (a) Cash, cash equivalents and investments;

                  (b) All rights of Seller and its Affiliates under this Agreement, the Ancillary Documents and the certificates and other documents delivered to Seller by Buyer in connection with this Agreement;

                  (c) All records prepared in connection with the sale of the Business, including bids received from third parties and analysis relating to the Business;

                  (d) All rights related to the Retained Liabilities;

                  (e) The Retained Books and Records;

                  (f) Seller's and its Affiliates' interests in any business other than the Business, including the provision of wireless service (cellular and PCS), long distance and internet service or internet related services, air-to-ground communications (air phone service), and any Excluded Permits related thereto, and all assets of Seller and its Affiliates used in connection with any such business or related thereto, and all assets used by Seller and its Affiliates in rendering corporate services to Seller or the Business that are located outside the geographic area comprising the Purchased Exchanges;

                  (g) Such other assets (i.e., encryption decoder devices, AWAS terminals, SODA, etc.), if any, as set forth on Schedule 2.3(g);

                  (h) The Excluded Contracts;

                  (i) The Excluded Marks;

                  (j) All Intellectual Property, including the Licensed Intellectual Property and Third Party Intellectual Property (except for such rights to possess and use Third Party Intellectual Property as may be assigned in accordance with Section 10.1.4); and

                  (k) All of Seller's and its Affiliates' insurance proceeds arising in connection with the operation of the Business or the Purchased Property prior to the Closing.

         2.4 Assumption of Liabilities.


              2.4.1 Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer hereby agrees to assume, as of the Closing Date, and agrees to pay, perform and discharge when due, all liabilities, responsibilities and obligations, beginning on the day following the Closing Date, relating to the Purchased Property other than the Retained Liabilities (subject to any different allocation of liability set forth in clauses (b), (c), (g) and (h) below) (the "Assumed Liabilities"), including the following:

                  (a) Ordinary Course. All liabilities, responsibilities and obligations (including Taxes), arising out of or accruing or resulting from the use or ownership of the Purchased Property in the ordinary course after the Closing Date;

                  (b) Employment Matters. All liabilities, responsibilities and obligations of Buyer as provided in Article 11 with respect to Transferred Employees;

                  (c) Assigned Contracts, Real Property Interests and Real Property Leases. All liabilities, responsibilities and obligations that arise in connection with the performance of the Assigned Contracts, Real Property Interests and the Real Property Leases, other than performance obligations of Seller that mature prior to the Closing Date;

                  (d) Joint Construction Projects. All liabilities, responsibilities and obligations to third parties that relate to arrangements and commitments between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Purchased Exchanges;

                  (e) Construction in Progress. All liabilities, responsibilities and obligations relating to post-Closing engineering and construction required to complete scheduled construction and other capital expenditure projects for the Purchased Exchanges;

                  (f) Customer Deposits and Construction Advances. All liabilities, responsibilities and obligations relating to Customer Advances, Customer Deposits and Construction Advances;

                  (g) Future Regulatory Obligations. All liabilities, responsibilities and obligations, other than Future Capital Expenditure Obligations, related to the Purchased Exchanges arising out of any rule, regulation, law, mandate, decision or order of the FCC or the ICC after the Closing Date regardless of whether the action taken by such Governmental Authority is or purports to be based on conduct or actions that occurred at any time prior to the Closing Date ("Future Regulatory Obligations"); provided that Buyer shall not be liable for any such Future Regulatory Obligation arising directly out of any intentional misconduct or material misstatement to the ICC by Seller that occurred prior to the Closing Date, except for such statements as may be based on reasonable interpretations of existing ICC regulations and current industry practice ("Retained Future Regulatory Obligations");

                  (h) Future Capital Expenditure Obligations. All liabilities, responsibilities and obligations related to the Purchased Exchanges arising out of any rule, regulation, law, mandate, decision or order of the FCC or the ICC
(i) issued at any time and requiring any capital expenditure after the Closing Date, regardless of whether the action taken by such Governmental Authority is or purports to be based on conduct, facts or actions that occurred at any time prior to the Closing Date ("Future Capital Expenditure Obligations"); and (ii) issued after the date of this Agreement and requiring any capital expenditure after the date of this Agreement, regardless of whether the action taken by such Governmental Authority is or purports to be based on conduct, facts or actions that occurred at any time prior to the date of this Agreement ("Interim Capital Expenditure Obligations"); provided that (i) Seller shall retain liability for Interim Capital Expenditure Obligations incurred prior to Closing to the extent related to (A) FCC or ICC orders that impose capital expenditure obligations as a result of Seller's overearnings, (B) Seller's efforts to comply with FCC or ICC rules, regulations, laws, mandates, decisions or orders existing as of the date of this Agreement, or (C) capital expenditures already planned by Seller; and (ii) Seller shall retain liability for all other Interim Capital Expenditure Obligations to the extent Seller is fully reimbursed by Buyer at Closing for such obligations. Prior to the Closing Date, Seller shall notify Buyer of all potential Future or Interim Capital Expenditure Obligations within a reasonable time after publication of said obligations by a Governmental Authority; and

                  (i) Litigation and Claims. All liabilities and obligations arising out of (i) litigation and claims that arise out of an occurrence after the Closing Date, (ii) litigation and claims in respect of Future Regulatory Obligations (other than Retained Future Regulatory Obligations) regardless of when filed, and (iii) claims of a Governmental Authority arising from or related to a Future Regulatory Obligation (other than Retained Future Regulatory Obligations).

Notwithstanding anything in this Section 2.4.1 to the contrary, "Assumed Liabilities" shall not include any liabilities, responsibilities or obligations expressly included in Retained Liabilities pursuant to Section 2.4.2.

              2.4.2 Retained Liabilities. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller (the "Retained Liabilities"):

                  (a) Subject to Section 10.5, all trade payables and other accrued payment obligations of Seller as of the Closing Date;

                  (b) All long-term debt of Seller (including indebtedness to the Bondholders) and debt of Seller owed to any one or more of its Affiliates;

                  (c) Subject to Section 10.5, all Taxes relating to the operation of the Business on or before the Closing Date or the use, ownership or operation of the Purchased Property on or before the Closing Date;

                  (d) Except to the extent otherwise provided in Article 11, all liabilities and obligations arising on or before the Closing Date with respect to the Transferred Employees, including (i) all liabilities responsibilities and obligations arising on or before the Closing Date relating to collective bargaining agreements or other union contracts, and (ii) any such liabilities or obligations that arise after the Closing Date to the extent that such liabilities and obligations relate to facts, circumstances or conditions arising or occurring on or before the Closing Date, but excluding any Future Regulatory Obligations with respect to the Transferred Employees;

                  (e) All liabilities, responsibilities and obligations arising out of litigation and claims that arise out of an occurrence prior to the Closing Date other than litigation and claims in respect of Future Regulatory Obligations (other than Retained Future Regulatory Obligations);

                  (f) Any Retained Future Regulatory Obligations; and

                  (g) All liabilities, responsibilities and obligations with respect to the Excluded Property and the Excluded Contracts.

              2.5 No Assignment Without Consent. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, conveyance, transfer, assignment or delivery or attempted sale, conveyance, transfer, assignment or delivery to Buyer of any Purchased Property (including any Contract) is prohibited by any applicable Law or would require any governmental or third-party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery, or an attempted sale, conveyance, transfer, assignment or delivery thereof, if any of the foregoing would constitute a breach of applicable Law or the rights of any third party; provided, however, that, except to the extent that a condition to Closing set forth in Article 6 relating to the foregoing shall not be satisfied, the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account of such required authorization. Following the Closing, the parties shall use their commercially reasonable efforts, and shall cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither Seller nor Buyer nor any of their respective Affiliates shall be required to pay any consideration therefor, other than filing, recordation or similar fees payable to any Governmental Authority, which fees shall be shared equally by Seller and Buyer. Pending or in the absence of such authorization, approval, consent or waiver, the parties shall cooperate with each other in any reasonable and lawful arrangements to provide to Buyer the benefits and liabilities of use of such Purchased Property, including, if permitted by the terms of any Real Property Lease or applicable Material Contract, through a sublease or subcontract in accordance with Section 4.3. If such authorization, approval, consent or waiver for the sale, conveyance, transfer, assignment or delivery of any such Purchased Property is obtained, Seller shall promptly convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, such Purchased Property to Buyer.

                                   ARTICLE 3
                                 PURCHASE PRICE

         3.1 Purchase Price. The purchase price for the Purchased Property shall be the sum of (i) Three Hundred and Three Million dollars ($303,000,000) (the "Base Purchase Price"), (ii) amounts expended by Seller to comply with Interim Capital Expenditure Obligations (the "Regulatory Obligation Amount"), and (iii) the Non-Regulated Construction Work in Process Amount. Payments from Buyer to Seller for Earned End-User Accounts Receivable and from Seller to Buyer for Customer Advances and Customer Deposits will occur subsequent to Closing in accordance with Article 10.

         3.2 Closing Date Estimate.

                  (a) Not less than three (3) business days prior to the Closing Date, Seller will give to Buyer a notice, setting forth Seller's good faith estimate as of the Closing Date of (i) the Regulatory Obligation Amount (the "Estimated Regulatory Obligation Amount") and (ii) the Non-Regulated Construction Work in Process Amount (the "Estimated Non-Regulated Construction Work in Process Amount").

                  (b) On the Closing Date, Buyer shall pay to Seller the sum of
(i) the Base Purchase Price, (ii) the Estimated Regulatory Obligation Amount, and (iii) the Estimated Non-Regulated Construction Work in Process Amount, (the "Closing Date Amount"). The Closing Date Amount shall be paid by delivery on the Closing Date of immediately available funds in U.S. dollars by wire transfer to an account that Seller shall designate to Buyer at least two (2) business days prior to the Closing Date.

         3.3 Closing Date Statement.


                  (a) Within sixty (60) days after Closing Date, Seller shall prepare and deliver to Buyer a written statement of the Base Purchase Price, Regulatory Obligation Amount and the Non-Regulated Construction Work in Process Amount ("Closing Date Statement").

                  (b) Within fifteen (15) days after receipt of the Closing Date Statement, Buyer shall, in a written notice to Seller, either accept the Closing Date Statement or describe in reasonable detail any proposed adjustments to the Closing Date Statement and the reasons therefore. If Seller shall not have received a notice of proposed adjustments within such fifteen (15) day period, Buyer will be deemed irrevocably to have accepted such Closing Date Statement.

                  (c) Upon the acceptance of any Closing Date Statement by Buyer, the parties shall, based thereupon, calculate the amount equal to the sum of the Base Purchase Price, Regulatory Obligation Amount and Non-Regulated Construction Work in Process Amount (collectively, the "Purchase Price"). If the Purchase Price as finally determined above is greater than the Closing Date Amount, Buyer shall promptly, but no later than three (3) business days after such acceptance, pay to Seller the amount of such difference. If the Purchase Price as determined above is less than the Closing Date Amount, Seller shall promptly, but no later than three (3) business days after such acceptance, pay to Buyer the amount of such difference.

                  (d) Seller and Buyer shall negotiate in good faith to resolve any disputes over any proposed adjustments to the Closing Date Statement, provided that if any such dispute is not resolved within thirty (30) days following Seller's receipt of the proposed adjustments, Buyer and Seller jointly shall select an independent public accounting firm that is nationally recognized in the United States to resolve such disputes in accordance with the standards set forth in this Section 3.3, which resolution shall be final and binding. The fees and expenses of such accounting firm shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively.

                  (e) If Buyer disputes any portion of the Closing Date Statement, the parties shall calculate the portion of the Closing Statement that is not the subject of any dispute or proposed adjustment. If the undisputed portion of the Closing Statement (A) is greater than the respective estimated amounts paid on the Closing Date, Buyer shall promptly pay Seller the amount of such difference, or (B) is less than the respective estimated amounts paid on the Closing Date, Seller shall promptly pay Buyer the amount of such difference. Payments with respect to any undisputed portions of these adjustments shall be made no later than three (3) business days after delivery of notice of the proposed adjustments. Upon resolution of any dispute over any proposed adjustments as described above in Section 3.3(d), a party which is determined to owe the other party an amount shall pay that amount promptly, but no later than three (3) business days after resolution.

                  (f) Any amount paid pursuant to this Section 3.3 after the Closing Date shall bear interest from the Closing Date through but excluding the date of payment, at a rate of eight percent (8%) per annum. Such interest shall accrue daily on the basis of a year of three hundred sixty-five (365) days and the actual number of days for which due and shall be payable together with the amount payable pursuant to this Section 3.3. All amounts payable pursuant to this Section 3.3 shall be paid by delivery of immediately available funds in U.S. dollars by wire transfer to, in the case of amounts payable by Buyer, the account identified by Seller as described in 3.2 above or to an alternate account that Seller may designate on the Closing Date Statement and, in the case of amounts payable by Seller, to such account of Buyer as Buyer shall designate in writing to Seller.

                                   ARTICLE 4
                 REQUIRED APPROVALS, CONSENTS AND NOTIFICATIONS

         4.1 State Regulatory Approval. Promptly after the date of this Agreement, Buyer and Seller shall file the appropriate applications and notices with the Illinois Commerce Commission (collectively, the "ICC"), seeking orders permitting the transfer of service in the Purchased Exchanges to Buyer (collectively, the "Regulatory Approvals"). Buyer will be responsible for establishing the tariff for its post-Closing operations in the Purchased Exchanges. Each party agrees to use its commercially reasonable efforts to obtain the Regulatory Approvals and the parties agree to cooperate fully with each other and with the applicable regulatory agency to obtain the Regulatory Approvals at the earliest practicable date.

         4.2 Debtholder Consents. Seller shall use its commercially reasonable efforts to obtain from its Bondholders the termination or release, at Closing, of all security agreements, mortgages and financing statements relating to the Purchased Property (such termination or release being hereinafter referred to as the "Debtholder Consents").

         4.3 Landlord and Other Consents. Promptly after the date hereof, the parties shall use their commercially reasonable efforts to mutually seek the consent of (i) the lessor to any Leased Real Property that requires consent as a condition to an assignment of the lease (which consents are identified in Schedule 8.1.8) and (ii) the applicable third party with respect to certain Material Contracts that require consent as a condition to assignment of such Material Contract (which consents are identified on Schedule 8.1.11). If a lessor refuses to consent to such an assignment, and if the applicable lease or Material Contract permits a sublease or subcontract without the consent of the lessor or other third party, the parties hereto shall, effective as of the Closing, enter into a sublease or subcontract upon terms and conditions as similar and comparable to an assignment of the lease or Material Contract as is reasonably feasible.

         4.4 FCC Consents. Promptly after the date of this Agreement, the parties shall use their commercially reasonable efforts to obtain (i) the FCC's consent to the transfer of the FCC Licenses from Seller to Buyer, and (ii) the FCC waivers set forth on Schedule 4.4 (all such consents or waivers are collectively referred to as the "FCC Consents").

         4.5 HSR Act Review. Within thirty (30) days after the date hereof, or such later date as the parties may mutually agree, the parties will make such filings as may be required by the HSR Act with respect to the transactions contemplated by this Agreement. Thereafter, the parties will file as promptly as practicable all reports or other documents required or requested by the U.S. Federal Trade Commission or the U.S. Department of Justice pursuant to the HSR Act or otherwise and will comply promptly with any requests by the Federal Trade Commission or the U.S. Justice Department for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the execution and delivery of this Agreement. Without limiting the foregoing, Seller and Buyer agree to use their commercially reasonable efforts to cooperate and oppose any preliminary injunction sought by any Governmental Authority preventing the consummation of the transactions contemplated by this Agreement. Buyer agrees to pay all application fees required in connection with any filings under the HSR Act.

                  Seller and Buyer shall cause their respective counsel to furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of the HSR Act. Seller and Buyer will cause their respective counsel to supply to each other copies of all correspondence, filings or written communications by such party or its Affiliates with any Governmental Authority or staff members thereof, with respect to the transactions contemplated by this Agreement and any related or contemplated transactions, except for documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal Seller's or Buyer's negotiating objectives or strategies or purchase price expectations.

         4.6 GTE/Bell Atlantic Merger. Notwithstanding anything else contained in this Agreement, but without modification of the rights of Buyer under Sections 6.1, 11.6.2, 12.2(a) or 13.1, Seller shall not be obligated to take any action that would violate the terms of its agreements regarding the Merger, or that would interfere with, delay or prevent the consummation of the Merger. In the event that the Closing does not occur as a direct result of the Merger, and not through any fault of Buyer, Seller's liability to Buyer under this Agreement shall be limited to the amount of Buyer's reasonable out-of-pocket expenses incurred in connection with this Agreement.

                                   ARTICLE 5
                              PRE-CLOSING COVENANTS

         5.1 Investigation by Buyer. Prior to the Closing, upon reasonable notice from Buyer to Seller given in accordance with this Agreement and subject to approval by Seller's appointed representative, Seller will afford to the authorized representatives of Buyer reasonable access during normal business hours to the Transferred Books and Records, the Owned Real Property the Leased Real Property and the other Purchased Property so as to afford Buyer the opportunity to make such review, examination and investigation of the Business and the Purchased Property as Buyer may reasonably request; provided, however, that no environmental sampling or other testing shall be performed without Seller's prior written consent, which consent may be given or withheld in Seller's sole discretion. Buyer will not contact any employee, customer or supplier of Seller with respect to this Agreement, the matters involved herein or the Purchased Property without the prior written consent of Seller. Nothing herein will obligate Seller to take actions that would unreasonably disrupt the normal course of the business of Seller or violate the terms of any applicable Law or any Contract to which Seller or any of its Affiliates is a party or to which any of its assets is subject. Any information or documentation provided to Buyer or acquired by Buyer during this investigation shall be deemed "Evaluation Material" as that term is defined in the Confidentiality Agreement and shall be subject in all cases to the terms of the Confidentiality Agreement.

         5.2 Operation of the Business in the Ordinary Course.

              5.2.1 Preservation of Business. Except as contemplated on Schedule
5.2.1 or as otherwise consented to by Buyer prior to the Closing, from the date of this Agreement until the Closing Seller shall:

                  (a) Conduct the Business in the ordinary course consistent with past practice and shall keep available to the Business its services and the services of its Affiliates to the same extent generally available on the date hereof;

                  (b) Operate the Business in substantially the same manner as it is presently being conducted, and, with respect to the Business, refrain from entering into any Contract that would be a Material Contract other than in the ordinary course of business;

                  (c) Not institute any proceeding with respect to, or otherwise change, amend or supplement any of its tariffs or make any other filings with the ICC except in the ordinary course of business, and except as disclosed on
Schedule 8.1.15(a);

                  (d) Maintain the Purchased Property in good repair, order and condition, reasonable wear and use excepted, and maintain the Materials and Supply Inventory in the ordinary course of business consistent with past practice;

                  (e) Maintain insurance with respect to the Purchased Property consistent with past practice;

                  (f) Make capital expenditures sufficient to support normal maintenance and customer growth in the Purchased Exchanges in a manner consistent with established regulatory performance objectives, which expenditures from January 1, 1999 through the Closing Date shall not be less than $6,000,000 plus $500,000 per month for each full month of the year 2000 which has elapsed prior to the Closing Date; and

                  (g) Maintain the books and records of the Business substantially in accordance with prior practice, except as changes are mandated by Governmental Authorities or required by GAAP.

              5.2.2 No Material Changes. Except as contemplated by this Agreement or as otherwise consented to by Buyer prior to the Closing, from the date of this Agreement until the Closing, Seller will not:

                  (a) Make any material change in the general nature of the Business;

                  (b) Sell, lease or dispose of, or make any Contract for the sale, lease or disposition of any Purchased Property, other than in the ordinary course of business;

                  (c) Increase the benefit provided under any plans concerning employee benefits or increase the general rates of compensation of its Transferred Employees, except (i) as required by Law, (ii) pursuant to any Contract to which Seller is a party existing on the date hereof and listed on
Schedule 5.2.2(c), (iii) increases in base pay in the ordinary course of business of Seller and in amounts consistent with the recent past practices of Seller, or (iv) as listed or described on Schedule 5.2.2(c);

                  (d) (i) Materially amend, modify or terminate any Material Contract or permit any of the foregoing to occur other than in the ordinary course of business; or (ii) sell, transfer or otherwise dispose of any Purchased Property other than in the ordinary course of business or as listed or described on Schedule 5.2.2(d), or encumber any Purchased Property, except for Permitted Encumbrances; or

                  (e) Enter into any new written employment agreement, or union agreement with, or commitment to, the Transferred Employees (including any new commitment to pay retirement or other benefits or other amendments to Seller's retirement plans), provided that Seller may enter into new union agreements to the extent the new union agreements succeed any union agreement that expires prior to the Closing. Prior to finalizing any such new union agreement, Seller shall advise Buyer of its material terms and following the execution of any such agreement, Seller shall deliver a copy to Buyer.

         5.3 Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article 6, the parties will use their commercially reasonable efforts to satisfy promptly all the conditions required to be satisfied prior to the Closing.

         5.4 Approvals.

                  (a) Between the date of this Agreement and the Closing Date, Buyer and Seller will (i) cooperate with one another and take all reasonable steps to obtain, as promptly as practicable, all consents, approvals, authorizations, waivers and permits of any Governmental Authorities required of either party to consummate the transactions contemplated by this Agreement and
(ii) provide such other information and communications to any Governmental Authority as may be reasonably requested.

                  (b) To the extent that any consents, approvals, authorization or waiver of a third party with respect to any (i) Assigned Contract, (ii) Assigned Permit or (iii) any Pole Attachment Agreement, government grant or railroad crossing agreement listed on Schedule 8.1.18, is required in connection with the transactions contemplated by this Agreement, Seller shall use its commercially reasonable efforts to obtain such authorization, consent, approval or waiver prior to the Closing Date.

         5.5 Audit or Review of Financial Statements. To the extent Buyer requires an additional audit or review of financial statements with respect to the Business in order to comply with the reporting requirements of the Securities and Exchange Commission under Regulations S-K and S-X, Seller will cooperate with the independent auditors chosen by Buyer to audit or review the Financial Statements delivered by Buyer in accordance with Section 8.1.21 and such other financial statements as may be required by Buyer to comply with Regulations S-K and S-X (collectively, the "SEC Financial Statements"). Seller's cooperation will include such access to workpapers and other supporting documents used in the preparation of the SEC Financial Statements and delivery of one or more representation letters from Seller to such auditors as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards or a review in accordance with AICPA standards and to render an opinion acceptable to the SEC with respect to the audit or review of the SEC Financial Statements, it being understood that such representation letters shall acknowledge (i) Seller's extensive use of estimates and allocations in the preparation of the SEC Financial Statements, and (ii) Seller's belief that the SEC Financial Statements represent the financial condition and results of operations of the Business, in accordance with GAAP, and that such estimates and allocations were made on a reasonable basis and in accordance with GAAP. However, Buyer acknowledges that because the Business represents only a portion of Seller, Buyer is not acquiring significant support elements located outside the Purchased Exchanges, and Buyer will operate under new tariffs, carrier contracts and other conditions that will significantly impact the future revenues of the Business, the Financial Statements may not be representative of the financial performance of the Business during future periods. Seller will bear the cost of the preparation of its financial statements, including the SEC Financial Statements. Buyer will bear the cost of the preparation of any other financial statements that it will be required to file with the SEC, as well as the cost of the audit or review of the SEC Financial Statements. Buyer acknowledges that the SEC Financial Statements and any supporting documentation have been made available as an indication of the historical financial performance and condition of the Business. Except to the extent that the SEC Financial Statements reflect intentional misrepresentation or fraud, Buyer agrees not to make any claim related to the performance of the Business after the date of the SEC Financial Statements on the basis of a comparison to the SEC Financial Statements.

         5.6 Cooperation with Respect to Like-Kind Exchange. Buyer agrees that Seller's transfer of the Purchased Property may, at Seller's election, be accomplished in a manner enabling such transfer to qualify as part of a like-kind exchange of property covered by Section 1031 of the IRC. If Seller so elects, Buyer shall cooperate with Seller (but without being required to incur any out-of-pocket costs in the course thereof) in connection with Seller's efforts to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller requests in order to enable Seller to qualify such transfer as part of a like-kind exchange of property covered by Section 1031 of the IRC (including any actions required to facilitate the use of a "qualified intermediary" within the meaning of the United States Treasury Regulations), and Buyer agrees that Seller may assign all or part of its rights (but no obligations) under this Agreement to a person or entity acting as a qualified intermediary to qualify the transfer of the Purchased Property as part of a like-kind exchange of property covered by Section 1031 of the IRC. Buyer and Seller agree in good faith to use reasonable efforts to coordinate the transactions contemplated by this Agreement with any other transactions engaged in by either Buyer or Seller; provided that such efforts are not required to include an unreasonable delay in the consummation of the transactions contemplated by this Agreement.

         5.7 Interconnection Agreements. Seller shall furnish to Buyer such necessary information as Buyer may reasonably request in connection with Buyer's replacement of the interconnection agreements relating to the Purchased Exchanges, including supplying to Buyer copies of such interconnection agreements to the extent permissible.

         5.8 Leased Vehicles; Capital Leases. Seller or its Affiliates, as applicable, will pay the remaining balances on any vehicle leases or any capital leases relating to assets included in the Purchased Property and at Closing will deliver to Buyer title to such vehicles and assets, free and clear of all Liens.

         5.9 Delivery of Interim Information. From the date of this Agreement until the Closing, Seller shall furnish Buyer monthly reports concerning the operating performance of the Business. Such reports shall contain such data as are typically reported to GTE management with respect to the Purchased Exchanges, including access line counts and service measures. Seller shall provide Buyer reasonable access to Seller's management in order to discuss such data. In the event of any significant deterioration in operating performance, Seller shall consult with Buyer concerning its response. All information provided in accordance with this Section 5.9 shall be subject to the Confidentiality Agreement and to compliance with applicable antitrust Laws.

                                   ARTICLE 6
                       CONDITIONS PRECEDENT TO THE CLOSING

         6.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the Closing shall be subject to the satisfaction or waiver by Buyer, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived at the option of Buyer:

         6.1.1 No Misrepresentation or Breach of Covenants and Warranties. Seller shall have complied in all material respects with its covenants to be performed in whole or in part prior to the Closing, and the representations and warranties of Seller in Section 8.1 shall be true and correct as of the Closing, except for (i) such representations or warranties that are made expressly as of an earlier date, which shall have been true and correct as of such date except as would not have a Material Adverse Effect, and, (ii) to the extent that any breach of such representations and warranties has not, individually or in the aggregate, had a Material Adverse Effect; and Seller shall have delivered to Buyer a certificate ("Seller's Closing Certificate") in the form attached as
Schedule 6.1.1, dated the Closing Date and signed by an Executive Officer of Seller, certifying each of the foregoing, or specifying those respects in which such covenants have not been performed or such representations and warranties are not true and correct.

              6.1.2 Documents. Seller shall have delivered to Buyer all documents required by Section 7.2.


              6.1.3 HSR. All required waiting periods under the HSR Act shall have expired or been terminated.

              6.1.4 No Legal Obstruction. Each of the required Debtholder Consents shall have been obtained, and each of the required Regulatory Approvals and FCC Consents shall have been obtained, free of any special term, condition, restriction, imposed liability or other provision that is reasonably likely to have a Material Adverse Effect, and the FCC and ICC shall not otherwise have taken any action with respect to the Purchased Property that is reasonably likely to have a Material Adverse Effect. For purposes of this Section 6.1.4, any tariff that is substantially similar in all material respects to the existing tariff with respect to the applicable Purchased Exchange shall be deemed not to have a Material Adverse Effect. For purposes of this Agreement, all such approvals and consents shall be deemed to have been obtained upon the granting of a Final Order. In addition, there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any competent jurisdiction, the effect of which prohibits the Closing.

              6.1.5 No Material Adverse Effect. There shall not have occurred any event or condition which individually or in the aggregate has resulted in a Material Adverse Effect.

         6.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the Closing shall be subject to the satisfaction or waiver by Seller, at or prior to the Closing, of each of the following conditions:

              6.2.1 No Misrepresentation or Breach of Covenants and Warranties. Buyer shall have complied in all material respects with its covenants to be performed in whole or in part prior to the Closing, and the representations and warranties of Buyer in Section 8.2 shall be true and correct in all material respects as of the Closing, except (i) for such representations or warranties made expressly as of and only as of an earlier date, which shall be true and correct as of such date except as would not have a Material Adverse Effect, and
(ii) to the extent that any breach of such representations and warranties has not, individually or in the aggregate, had a Material Adverse Effect; and Buyer shall have delivered to Seller a certificate ("Buyer's Closing Certificate") in the form attached as Schedule 6.2.1, dated the Closing Date and signed by an Executive Officer of Buyer, certifying each of the foregoing or specifying those respects in which such covenants have not been performed or such representations and warranties are not true and correct.

              6.2.2 Documents. Buyer shall have delivered to Seller all documents required by Section 7.3.


              6.2.3 Purchase Price. Buyer shall have delivered to Seller, in the manner specified in Section 3.1, the Closing Date Amount.

              6.2.4 HSR. All required waiting periods under the HSR Act shall have expired or been terminated.

              6.2.5 No Legal Obstruction. Each of the required Debtholder Consents shall have been obtained, and each of the required Regulatory Approvals and FCC Consents shall have been obtained free of any special terms, conditions or restrictions that are materially adverse to Seller based upon good faith business concerns that are not commercially unreasonable (other than any such approvals or consents which, if not obtained, would not have a Material Adverse

Effect). For purposes of this Agreement, all such approvals and consents shall be deemed to have been obtained upon the granting of a Final Order. In addition, there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing.

                                   ARTICLE 7
                                   THE CLOSING

         7.1 The Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Property and the assumption of the Assumed Liabilities (the "Closing") shall be held at 9 A.M. local time at the offices of GTE Network Services at 600 Hidden Ridge, Irving, Texas 75038, on the date agreed upon by the parties, provided such date shall be
(i) the last business day of the month, and (ii) at least five (5) business days, but not more than ninety (90) days, after the date that all required Regulatory Approvals, Debtholder Consents and FCC Consents have been obtained, or at such other time and place as the parties may agree (the "Closing Date"). Such Closing shall be deemed to have occurred as of 11:59 p.m., local time, on the Closing Date.

         7.2 Seller's Obligations at Closing. At the Closing, Seller shall deliver to Buyer the following documents:


                  (a) (i) Bill of Sale and Assignment and Assumption Agreement,
(ii) subject to Permitted Encumbrances (except as provided in Section 10.10), special warranty deeds or their equivalent in respect of the Owned Real Property and assignments of Real Property Leases to the extent any required consents have been obtained pursuant to Section 4.3, and (iii) subject to Section 2.5, assignments of the Assigned Contracts, the Real Property Interests and the Assigned Permits. For purposes of this Agreement, the term "Bill of Sale and Assignment and Assumption Agreement" means the form attached hereto as Schedule 7.2(a) executed by Seller;

                  (b) A legal opinion from William Mundy, general counsel for GTE Network Services, as counsel for Seller, dated as of the Closing Date and in the form of Schedule 7.2(b);

                  (c) Seller's Closing Certificate;

                  (d) Instruments of assignment or, to the extent set forth in
Section 4.3, subleases for the Leased Real Property;

                  (e) Mortgage satisfactions, UCC Form 3 Termination Statements and other instruments necessary to remove, release and terminate all security interests held by the Bondholders on the Purchased Property;

                  (f) All of the documents and papers required of Seller as conditions to Closing pursuant to Section 6.1, including the Regulatory Approvals, Debtholder Consents and FCC Consents;

                  (g) A certificate substantially in the form of Schedule 7.2(g) certifying that Seller is not a "foreign person" within the meaning of Section 1445(b)(2) of the IRC;

                  (h) The License Agreement; and

                  (i) Such other documents and instruments as may be reasonably necessary to effect the transactions contemplated by this Agreement.

         7.3 Buyer's Obligations at Closing. At the Closing, Buyer shall deliver to Seller the following:


                  (a) The Closing Date Amount in the manner specified in Section 3.2.(b);

                  (b) The Bill of Sale, Assignment and Assumption Agreement, executed by Buyer;

                  (c) A legal opinion from L. Russell Mitten II, Vice President and General Counsel of Buyer dated as of the Closing Date and in the form of
Schedule 7.3(c);

                  (d) Buyer's Closing Certificate;

                  (e) All other documents and papers required of Buyer as conditions of Closing pursuant to Section 6.2, including the Regulatory Approvals; and

                  (f) Such other documents and instruments as may be reasonably necessary to effect the transactions contemplated by this Agreement.

                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

         8.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:


8.1.1 Authorization and Effect of Agreement. Seller has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement and the Ancillary Agreements and the fulfillment of its obligations under this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the Ancillary Agreements have been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement and the Ancillary Agreements by Buyer, constitute valid and binding obligations of Seller enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity.

              8.1.2 No Restrictions Against Sale of the Purchased Property. The execution and delivery of this Agreement and the Ancillary Agreements by Seller does not, and the fulfillment by Seller of its obligations under this Agreement and the Ancillary Agreements will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws, (ii) subject to obtaining the approvals and or consents referred to in Section 2.5, Article 4 and Schedule 8.1.11(a-j), conflict with, violate or result in the breach of any provision of any Material Contract, or (iii) result in the creation of any Lien (other than Permitted Encumbrances) upon any of the Purchased Property under (a) any Material Contract or (b) any Law applicable to any of the Purchased Property, except in the case of clauses (ii) or (iii) for any such conflict, violation, breach or Lien that would not have a Material Adverse Effect.

              8.1.3 Consents and Approvals of Governmental Authorities. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Seller or in connection with the execution and delivery of this Agreement by Seller or the fulfillment by Seller of its obligations under this Agreement, except (i) FCC Consents and HSR Act clearance, (ii) the Regulatory Approvals, and (iii) any consent approval, order or authorization or registration declaration or filing, which if not obtained or made would not have a Material Adverse Effect.

              8.1.4 No Material Violations. Except as indicated in Schedule
8.1.4 or as would not reasonably be expected to have a Material Adverse Effect,
(a) the execution and delivery of this Agreement and the Ancillary Agreements and the fulfillment by Seller of its obligations under this Agreement and the Ancillary Agreements will not violate any applicable Law, and (b) Seller is not in violation of any Law relating to or affecting the operation, conduct or ownership of the Business or the Purchased Property.

              8.1.5 Corporate Organization. Seller is composed of two corporations duly organized, validly existing and in good standing under the laws of the state of Wisconsin and Virginia, and are duly qualified to conduct business in those states respectively. Seller has full power and authority to own its properties and to carry on the Business as it is now being conducted and to own, or hold under lease the Purchased Property. Seller holds valid permits, licenses, franchises, approvals and authorizations issued or granted by any Governmental Authority and adequate for the operation of the Business as currently conducted, except to the extent absence of any such permit, license, franchise, approval or authorization would not have an Material Adverse Effect.

              8.1.6 Brokers. Seller has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement in such a manner as to give rise to a valid claim against Buyer for any broker's or finder's fees or similar fees or expenses.

              8.1.7 Title to Owned Real Property. Seller has good fee simple title to all of the Owned Real Property, free and clear of any Lien other than Permitted Encumbrances and Liens of the Bondholders identified on Schedule 8.1.7(b). As of the date hereof, the address and a general description of each item of Owned Real Property are set forth on Schedule 8.1.7(a). Seller represents that the only creditors that have a Lien (other than any Permitted Encumbrances) on any of the Owned Real Property are the Bondholders identified on Schedule 8.1.7(b).

              8.1.8 Real Property Leases. As of the date hereof, set forth on
Schedule 8.1.8 is a list of the Real Property Leases. Each of the leases for the Leased Real Property is enforceable in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with the principles of equity, and except as otherwise disclosed in Schedule 8.1.8, there is not under any lease any material default or a material breach of covenant by Seller.

              8.1.9 Tangible Assets. Except as set forth on Schedule 8.1.9, all of the tangible Purchased Property is in substantially good operating condition and repair, normal wear and tear excepted. Except as set forth on Schedule 8.1.9 or elsewhere in this Agreement, Seller has good title to each item of tangible Purchased Property (other than Real Property Interests or office equipment or vehicles subject to leases) with a fair market value in excess of $5,000, free and clear of any Lien (other than Permitted Encumbrances). Except as set forth on Schedule 8.1.9, Seller has not received any written notice within the past twelve (12) months of a violation of any ordinances, regulations or building, zoning and other similar laws with respect to such assets that would have a Material Adverse Effect. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 8.1.9, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OR FITNESS OF THE TANGIBLE PURCHASED PROPERTY AND HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY AGAINST INFRINGEMENT.

              8.1.10 No Material Adverse Change. Except as disclosed in Schedule 8.1.10, between December 31, 1997 and the date of this Agreement there has not occurred (i) any event or condition that would have a Material Adverse Effect;
(ii) any increase in compensation payable or to become payable by Seller to any of its Transferred Employees or agents, other than normal merit or promotional increases other than payment under the retention pay program announced in connection with the network business repositioning of Seller and its Affiliates;
(iii) any amendment or termination of, or delivery of written notice to amend or terminate, any Material Contract; or (iv) any material change in any accounting method, practice or policy of Seller with respect to the Business.

              8.1.11 Material Contracts. Except for the agreements set forth on
Schedule 8.1.11 subparts (b) through (j), there is no Assigned Contract (other than the Assigned Contracts entered into after the date of this Agreement in the ordinary course of business) that is:

                  (a) an agreement containing a non-compete agreement or other covenant that in either case would by its terms limit the freedom of Buyer following the Closing to compete in any material respect with respect to the Business with any third party;

                  (b) an agreement granting a Lien (other than a Permitted Encumbrance);

                  (c) an agreement for the sale of any material Purchased Property or grant of any preferential rights to purchase any material Purchased Property;

                  (d) an agreement for the provision of telephone service at public pay telephone locations;

                  (e) an agreement made in the ordinary course of business other than as set forth above with respect to which the aggregate amount to be received or paid thereunder with respect to calendar year 1999 is expected to exceed $100,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable;

                  (f) an agreement not made in the ordinary course of business with respect to which the aggregate amount to be received or paid thereunder with respect to calendar year 1999 is expected to exceed $50,000 based on the terms of such agreement or on the payments which have been made under such agreement with respect to calendar year 1998, to the extent applicable;

                  (g) an agreement with respect to 911 services or E911 services;

                  (h) an agreement between Seller and a third party for the construction of mutual transmission facilities between various switching points included in the Purchased Exchanges;

                  (i) an agreement between Seller and a third party for the third party's co-location of equipment in facilities included in the Purchased Property pursuant to which Seller is currently providing facilities or a request to provide facilities is currently pending; or

                  (j) an agreement with a third party in which the owner of utility poles has agreed to allow the other party to attach its telecommunications equipment or facilities to the utility poles (a "Pole Attachment Agreement").

              Except as set forth on Schedule 8.1.11, to the knowledge of Seller, each Assigned Contract referred to in any of the clauses (a) to (j) above (collectively the "Material Contracts") is valid, binding and in full force and effect and is enforceable by Seller or Seller's Affiliate, as applicable, in accordance with its terms, except for any such failure to be valid, binding, in full force and effect or enforceable that is not reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 8.1.11, to the knowledge of Seller, Seller and Seller's Affiliates have performed all material obligations required to be performed by them to date under the Material Contracts, and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder and, to the knowledge of Seller, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, in each case except for such noncompliance, breaches and defaults that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. As of the date hereof, neither Seller nor any Seller's Affiliate has, except as disclosed on Schedule 8.1.11, received or given any written notice of the intention of any party to terminate any Material Contract. Complete and correct copies of all the Material Contracts, together with all modifications and amendments thereto to the date of this Agreement by Closing will, have been made available to Buyer or its representatives.

              8.1.12 Insurance. The Purchased Property of an insurable nature and of a character usually insured by companies carrying on similar businesses is insured under insurance policies or self insured in such amounts and against such losses or casualties as is usual in Seller's industry. On the Closing Date, the coverage under the insurance policies and programs applicable to the Purchased Property will be terminated, and Buyer will be responsible for providing all insurance coverage for the Purchased Property.

              8.1.13 Taxes. Except as disclosed on Schedule 8.1.13, (i) all Tax Returns required to be filed by Seller on or before the Closing Date have or will have been filed, and all Taxes shown as due and payable on such Tax Returns have been or will be paid by Seller when required by law; (ii) no deficiencies or assessments for any Taxes have been asserted in writing or assessed against Seller that remain unpaid and that individually or in the aggregate are material to the Business; (iii) Seller has withheld all required federal, state and local payroll taxes relating to the Business and has remitted or will remit all amounts required to be remitted to the appropriate taxing authorities; (iv) there are no tax liens upon any of the Purchased Property except for statutory liens covering taxes not yet due and payable; (v) Seller is not a "foreign person" within the meaning of Section 1445(b)(2) of the IRC and shall provide an appropriate certificate for purposes of Section 1445(b)(2) of the IRC and (vi) there are no material, current audits or material audits for which written notice has been received (in either case, specifically with respect to the Business).

              8.1.14 No Material Claims or Suits. Except as disclosed in
Schedule 8.1.14 or with respect to Taxes, there are no claims, actions, lawsuits or legal proceedings pending before any Governmental Authority, or, to the knowledge of Seller threatened against or affecting the Business or Purchased Property that in Seller's opinion, if determined adversely to Seller, would reasonably be expected to have a Material Adverse Effect on the Business or materially adversely affect ability of Seller to consummate the transactions contemplated hereby.

              8.1.15 Tariffs; FCC Licenses.


                  (a) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by Seller's regulatory agency. Seller is not in material default under the terms and conditions of any such tariff and there is no basis for any claim of default by Seller in any material respect under any such tariff. Except as disclosed on
Schedule 8.1.15(a), there are no applications by Seller or petitions by others or proceedings pending or threatened before the state regulatory authority relating to the Business or its operations or the regulatory tariffs, other than such applications, petitions or proceedings as may be brought in the ordinary course of business or by end-users. To the knowledge of Seller, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

                  (b) Listed on Schedule 8.1.15(b) are the FCC Licenses and other material Assigned Permits (the "Material Permits") held by Seller and used in the operation of the Business. Except as listed on Schedule 8.1.15(b), to Seller's knowledge, each such FCC License or Material Permit is in full force and effect on the date of this Agreement in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to Seller's knowledge, any threatened cancellation or termination in connection therewith, nor are any of such FCC Licenses or Material Permits subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or permits of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC Licenses are free from all security interests, liens, claims, or encumbrances of any nature whatsoever. There are no applications by Seller or petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC Licenses that, in Seller's opinion, would reasonably be expected to have a Material Adverse Effect on the Business, other than such applications, petitions or proceedings as may be brought in the ordinary course of business or by end-users.

              8.1.16 Employee Matters.


                  (a) Schedule 8.1.16(a) lists (and identifies the sponsor of) each "Employee Pension Benefit Plan," as that term is defined in Section 3(2) of ERISA, each "Employee Welfare Benefit Plan," as that term is defined in Section 3(1) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"), and each other retirement, pension, profit-sharing, money purchase, deferred compensation, incentive compensation, bonus, stock option, stock purchase, severance pay, unemployment benefit, vacation pay, savings, medical, dental, post-retirement medical, accident, disability, weekly income, salary continuation, health, life or other insurance, fringe benefit, or other employee benefit plan, program, agreement, or arrangement maintained or contributed to by Seller or its Affiliates in respect of or for the benefit of any Transferred Employee or former employee of Seller, excluding any such plan, program, agreement, or arrangement maintained or contributed to solely in respect of or for the benefit of Transferred Employees or former employees employed or formerly employed by Seller outside of the United States, as of the date hereof (collectively, together with the ERISA Plans, referred to hereinafter as the "Plans"). Schedule 8.1.16(a) also includes a list of each written employment, severance, termination or similar-type agreement between Seller and its Affiliates and any Transferred Employee (the "Employment Agreements"). Seller has delivered to Buyer accurate and complete copies of all Plans and Employment Agreements (or representative samples in the case of form agreements) and, if applicable, summary plan descriptions with respect to such Plans and Employment Agreements and summary descriptions of any such Plan or Employment Agreement that is not otherwise in writing. Except for retention bonuses paid in connection with the closing of the transactions contemplated by this Agreement and except as otherwise disclosed on Schedule 8.1.16(a), the execution and delivery of this Agreement by Seller and the performance of this Agreement by Seller will not directly result now or at any time in the future in the payment to any Transferred Employee of any severance, termination, or similar-type payments or benefits being paid to any Transferred Employee.

                  (b) Except as set forth on Schedule 8.1.16(b):

                           (i) Neither Seller nor any of its Affiliates, any of
the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof, has engaged in any transaction as a result of which Seller or any of its Affiliates could be subject to any material liability pursuant to Section 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the IRC; and

                           (ii) Since the effective date of ERISA, no material
liability under Title IV of ERISA has been incurred or is reasonably expected to be incurred by Seller or any of its Affiliates (other than liability for premiums due to the PBGC), unless such liability has been, or prior to the Closing Date will be, satisfied in full.

                  (c) Except as set forth on Schedule 8.1.16(c), with respect to the ERISA Plans other than those ERISA Plans identified on Schedule 8.1.16(a) as "multiemployer plans":

                           (i) the PBGC has not instituted proceedings to
terminate any Plan that is subject to Title IV of ERISA (the "Retirement
Plans");

                           (ii) none of the ERISA Plans has incurred an
"accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the IRC), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement;

                           (iii) each of the ERISA Plans has been operated and
administered in all material respects in accordance with its provisions and with all applicable laws;

                           (iv) each of the ERISA Plans that is intended to be
"qualified" within the meaning of Section 401(a) of the IRC and, to the extent applicable, Section 401(k) of the IRC, has been determined by the IRS to be so qualified, and nothing has occurred since the date of the most recent such determination (other than the effective date of certain amendments to the IRC, the remedial amendment period for which has not yet expired) that would adversely affect the qualified status of any of such ERISA Plans;

                           (v) there are no pending material claims by or on
behalf of any of the ERISA Plans, by any employee or beneficiary covered under any such ERISA Plan, or otherwise involving any such ERISA Plan (other than routine claims for benefits and routine expenses);

                           (vi) each ERISA Plan which is a group health plan has
been operated and administered in compliance with the continuation coverage provisions of Section 498B of the IRC and Part 6 of Title I of ERISA;

                           (vii) all contributions and premiums that would
normally be made or paid with respect to any ERISA Plan or Employment Agreement on behalf of Transferred Employees as of the Closing Date will have been made by the Closing Date; and

                           (viii) as of the Closing Date no Transferred Employee
will be excluded from coverage under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) maintained or contributed to by Seller.

                  (d) Except as set forth on Schedule 8.1.16(d), none of the ERISA Plans is a "multiemployer Plan," as that term is defined in Section 3(37) of ERISA, and with respect to any such multiemployer plans (as so defined) listed in Schedule 8.1.16(d), Seller has not made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA that would result in the incurrence of a material liability by Seller. Except as set forth on Schedule 8.1.16(d), neither Seller nor any Affiliates of Seller has made or incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) that would result in the incurrence of liability by Seller or its Affiliates, and the performance of this Agreement will not result in such withdrawal(s) or liability.

                  (e) Except as set forth on Schedule 8.1.16(e), (i) none of the Transferred Employees are represented by a labor union or labor organization;
(ii) Seller is not subject to any collective bargaining agreement covering any Transferred Employee; (iii) there are no current, or to the best knowledge of Seller, any pending or threatened strikes, slowdowns, picketing, or work stoppages affecting the Business or with respect to any Transferred Employee covered by collective bargaining; (iv) there is no pending lockout by Seller of any employees of the Business, and no such action is contemplated by Seller; (v) to the best knowledge of Seller, there is no pending or threatened organizing activity or petition for certification of a collective bargaining representative involving employees of the Business and there has been none within the twelve
(12) months preceding the date of the Agreement; (vi) to the best knowledge of Seller, there is no pending or threatened charge, action, complaint, or proceeding of any nature against Seller relating to the violation of any applicable state or federal labor or employment law or regulation in connection with the Business, including any charge or complaint filed by any employee or labor organization with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any other administrative governmental agency, nor is there any other pending or threatened labor or employment dispute against or affecting Seller in connection with the Business; (viii) with respect to employees of the Business, Seller has complied in all respects with all laws relating to employment, equal employment opportunity, nondiscrimination, collective bargaining, wages, hours of work, employee benefits, occupational safety and health, immigration, and plant closings; and (ix) Seller shall provide employees of the Business with any required notices under any federal, state, or municipal law or regulation concerning the termination of their employment with Seller. Seller has delivered to Buyer accurate and complete copies of all collective bargaining agreements affecting any of the Transferred Employees.

                  (f) This Agreement shall not result in any Transferred Employee becoming entitled to separation pay or severance which could be or become an obligation of Buyer.

              8.1.17 Schedules of Telephone Plant. Schedule 8.1.17 sets forth, as of June 30, 1999, a materially accurate summary of the book value of the Telephone Plant as reflected in Seller's continuing property records. Schedule
8.1.17 also sets forth a materially accurate list of the vehicles, trailers and other mobile tools and mobile equipment that are part of the Purchased Property as of October 28, 1999.

              8.1.18 Schedule of Real Property Interests. To the knowledge of Seller and as of the date of this Agreement, Schedule 8.1.18 sets forth a true and accurate list of all its Real Property Interests.

              8.1.19 Compliance with Existing Environmental Requirements. Except as set forth in Schedule 8.1.19 or as would not have a Material Adverse Effect, to the knowledge of Seller:

                  (a) Seller's operation of the Business and the Purchased Property has been and is presently in substantial compliance with Existing Environmental Requirements;

                  (b) No environmental remediation is occurring on any parcel of Owned Real Property or Leased Real Property nor has Seller or any Affiliate issued a request for proposal or otherwise requested an environmental remediation contractor to begin plans for such environmental remediation;

                  (c) No underground storage tanks ("USTs") or aboveground storage tanks ("ASTs") are located on the Owned Real Property or Leased Real Property;

                  (d) None of the Owned Real Property or Leased Real Property is situated in a state or federal "superfund" site or study area; and

                  (e) Seller has delivered, or within 60 days after the date of this Agreement will deliver, to Buyer complete copies of all reports and studies relating to Seller's liability under or non-compliance with any Existing Environmental Requirements in connection with Seller's operation of the Business or use or ownership of the Purchased Property.

              8.1.20 Environmental Permits. Except as set forth in Schedule 8.1.20, to the knowledge of Seller, it has obtained or filed for all necessary environmental permits, authorizations and licenses required to operate the Business or the Purchased Property, except where failure to obtain or file such permits, authorizations and licenses would not have a Material Adverse Effect on the Business.

              8.1.21 Financial Statements. Seller has furnished to Buyer its audited balance sheets as of December 31, 1997 and December 31, 1998 and the related statements of income and cash flows for the years ended December 31, 1997 and December 31, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared based on the books and records of Seller. Such books and records have been maintained in accordance with GAAP, and where required by law, the applicable regulations of the FCC and ICC. However, because the Business represents only a portion of a larger entity, the Financial Statements are based on the extensive use of estimates and allocations. Seller believes these estimates and allocations have been performed on a reasonable basis in accordance with GAAP. However, Buyer acknowledges that because Buyer is not acquiring significant support elements located outside the Purchased Exchanges, and the Buyer will operate under new tariffs, carrier contracts and other conditions that will significantly impact the future revenues of the Business, the Financial Statements may not be representative of the financial performance of the Business during future periods.

             8.1.22 Year 2000 Compliance.

                  (a) As of the Closing Date, Seller shall have caused the modification or remediation of the Automated Assets in accordance with applicable manufacturer or vendor recommendations such that the Automated Assets are Year 2000 Compliant; provided that any and all Buyer or third-party supplied computer software, computer firmware and computer hardware that directly interfaces with the Automated Assets, co-exists with the Automated Assets, or indirectly influences the operation of the Automated Assets are also demonstrated to be Year 2000 Compliant.

                  (b) Seller shall be deemed to be in satisfaction of the requirements of subsection (a) of this Section 8.1.22 to the extent that Seller has (i) performed on or before the Closing Date any modification or remediation in accordance with applicable manufacturer or vendor recommendations for achieving Year 2000 compliance or Year 2000 readiness, or (ii) received on or before the Closing Date reasonable assurances from the applicable manufacturer or vendor that an Automated Asset, without modification or remediation, is Year 2000 compliant or Year 2000 ready.

                  (c) When used in this Section 8.1.22, the following term shall have the respective meanings given below:

                       "Automated Assets" means the computer software, computer firmware, computer hardware (whether general or special purpose), documentation, data, and other similar or related items of the automated, computerized, and/or software system(s) that are provided by Seller to Buyer as part of the Purchased Exchanges pursuant to this Agreement.

                       "Calendar-Related" refers to the date values based on the Gregorian calendar, as defined in Encyclopedia Britannica, 15th edition, 1982, page 602, and to all uses in any manner of those date values, including without limitation manipulations, calculations, conversions, comparisons and presentations.

                       "Date Data" means any Calendar-Related data in the inclusive range January 1, 1900 through December 31, 2050, which the Automated Assets use in any manner.

                       "System Date" means any Calendar-Related data value in the inclusive range January 1, 1985 through December 31, 2035 (including the natural transition between such values) which the Automated Assets shall be able to use as their current date while operating.

                       "Year 2000 Compliant" means:

                           (i) As of the Closing Date, in connection with
Calendar-Related data and Calendar-Related processing of Date Data or of any System Date, the Automated Assets will not malfunction, will not cease to function and will not produce incorrect results; and

                           (ii) As of the Closing Date, the Automated Assets
will represent dates without ambiguity as to century when providing Calendar-Related data to and accepting Calendar-Related data from other automated, computerized and/or software systems and users by way of user interfaces, electronic interfaces and data storage.

              8.1.23 Native American and Federal Consents. Except as set forth on Schedule 8.1.23 or as would not have a Material Adverse Effect, to the knowledge of the Seller:

                  (a) Schedule 8.1.23 sets forth all material easements, rights-of-way, franchises, licenses, permits, consents, approvals, certificates and other authorizations of tribal authorities and the United States Bureau of Indian Affairs (the "BIA") (collectively, the "Native American Authorizations") held by Seller and relating to any Purchased Property located, or any operations of the Business conducted, on Native American reservations;

                  (b) All such Native American Authorizations are in full force and effect and Seller is not in default thereunder;

                  (c) There are no material claims, actions, lawsuits or other proceedings pending or threatened with respect to any of the Purchased Property located, or any operations of the Business conducted, on Native American reservations, and no tribal authority has given written notice of any cancellation, revocation, termination or material amendment or modification of any Native American Authorization; and

                  (d) No material consent, approval or waiver from, or filing with, any tribal authority or the BIA is required to be obtained or made in connection with the execution and delivery by Seller of this Agreement, or Seller's fulfillment of its obligations under this Agreement.

              8.1.24 Loss of Major Customer. Except as set forth on Schedule 8.1.24, since January 1, 1997, Seller has not suffered the loss of any customer of the Business for which Seller billed in excess of $50,000 annually during the years ended December 31, 1997 or 1998.

              8.1.25 Records. The continuing property records and other records related to the Purchased Property maintained by Seller conform in all material respects with the applicable rules and regulations of the FCC and ICC. Seller has retained substantially all original cost documentation relating to the Purchased Property regarding the expenditures made by Seller for the Telephone Plant within the period required by applicable Law.

         8.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

              8.2.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is or will be by Closing Date duly qualified to conduct business in Illinois and has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased or held by it.

              8.2.2 Authorization and Effect of Agreement. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to carry on the Business as presently conducted and to fulfill all other obligations of Buyer under this Agreement and the Ancillary Agreements. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements, and the fulfillment by it of its obligations under this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Buyer. Buyer has the requisite legal capacity to purchase, own and hold the Purchased Property upon the consummation of the sale of the Purchased Property. This Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer and, assuming the due execution and delivery of this Agreement and the Ancillary Agreements by Seller, constitute valid and binding obligations of Buyer enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity.

              8.2.3 No Restrictions Against Purchase of the Purchased Properties. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer do not, and the fulfillment by Buyer of its obligations under this Agreement and the Ancillary Agreements will not, conflict with, violate or result in the breach of any provision of the certificate of incorporation or bylaws of Buyer or, conflict with, violate or result in the breach of any contract to which Buyer is a party. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the fulfillment by Buyer of its obligations under this Agreement, except the filings and approvals described in Article 4.

              8.2.4 No Violation of Law. The execution and delivery of this Agreement and the Ancillary Agreements and the fulfillment by Buyer of its obligations under this Agreement and the Ancillary Agreements will not violate any Law except to the extent any such violation would not have a material adverse effect on the ability of Buyer to fulfill its obligations hereunder and thereunder.

              8.2.5 Financial Capacity.

                  (a) Buyer has sufficient cash or other sources of funds to pay the Purchase Price in the manner specified in Section 3.1 and all related fees and expenses.

                  (b) Buyer has sufficient financial resources to operate the Business after the Closing Date. Without limiting the generality of the foregoing, Buyer has sufficient financial resources to satisfy any applicable requirement relating to financial capacity or capital imposed by any Governmental Authority in any state in which the Business is conducted. Buyer is solvent, is able to pay its debts as they become due, and owns property that has both a fair value and a fair saleable value in excess of the amount required to pay its debts as they become due.

              8.2.6 Brokers. Buyer has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement in such a manner as to give rise to a valid claim against Seller for any broker's or finder's fees or similar fees or expenses.

              8.2.7 Consents and Approvals of Governmental Authority. Subject to
Article 4 with respect to Regulatory Approvals and FCC Consents, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated herein, except for filings with the Federal Trade Commission and Department of Justice pursuant to the HSR Act, if required.

                                   ARTICLE 9
                        CONTINUING BUSINESS RELATIONSHIPS

         9.1 Transition Services Agreement. The parties agree to cooperate with each other to ensure that the transition of the ownership of the Purchased Property proceeds with minimal disruption to the services being provided to subscribers. The parties agree that it may be necessary for Seller to assist Buyer in converting Seller's systems and processes with respect to the Purchased Property to Buyer's systems and processes. Seller and Buyer agree to execute a separate "Transition Services Agreement" substantially in the form attached hereto as Schedule 9.1 for the provision of such services.

         9.2 Optional Services Agreement. It is understood and agreed that Buyer may not have for a period of time after Closing Date, certain systems or processes necessary to provide some basic customer services. Attached hereto as
Schedule 9.2 are Seller's standard form contracts for provision of several optional services (the "Optional Services"). Subject to negotiation of an agreement or agreements as described hereinafter, Seller will at Buyer's request provide any or all of the Optional Services at the fees indicated in Schedule
9.2. To the extent Buyer requests such services, the parties agree to negotiate in good faith separate agreements, on commercially reasonable terms similar to those in Schedule 9.2.

         9.3 Directory Publishing.


              9.3.1 Assumption of Certain Directory Publishing Agreement Rights and Obligations. Seller is party to a directories Master Publishing Agreement ("Master Publishing Agreement") with GTE Directories Service Corporation n/k/a GTE Directories Corporation herein "Publisher." Seller is also a party to a directories publishing agreement with Publisher as purchaser of the rights and interests of Associated Directory Services, Inc. f/k/a Mast Advertising and Publishing Inc. These agreements are identified in Schedule 9.3.1 attached hereto ("Publishing Agreements"). Pursuant to these agreements Publisher has the exclusive right and obligation to sell advertising, and to publish, print and distribute directories containing telephone numbers relating to the Purchased Exchanges.

              Buyer agrees to execute an agreement effective as of the Closing to assume and appropriately amend the Master Publishing Agreements as it relates to the Purchased Exchanges, so that such extension expires on December 31, 2001. If the directories for any of the Purchased Exchanges are published by a third party non-Affiliate of Seller, then to the extent requested by Buyer, Seller agrees to assist Buyer in obtaining such third party's consents to the continuation of such publishing arrangements; provided that Seller shall have no obligation to pay compensation or other consideration in connection with such assistance.

              9.3.2 Co-Bound Directories Acknowledgement. Buyer acknowledges that Publisher may have a pre-existing obligation (which Publisher may choose to continue) to sell advertising, publish, print and distribute the telephone numbers of third party local exchange telephone companies in the same directory as the Purchased Exchanges ("Co-Bound" directory). Co-Bound directory agreements of which Seller is aware, if any, are identified on Schedule 9.3.2.

              9.3.3 Meeting to Discuss Directory Publication. Within ninety (90) days following the date of this Agreement, Buyer agrees to meet with Seller and Publisher for the purpose of having an initial discussion about the first directory publication after the Closing Date. This meeting will be held at Publisher's address unless otherwise agreed between the parties and Publisher. All parties shall employ their respective commercially reasonable efforts to ensure that directory publication is not interrupted following the Closing Date.

         9.4 GTE Supply Relationship. Within 90 days of this Agreement, Buyer agrees to meet with representatives of GTE Supply for purposes of negotiating in good faith an agreement for GTE Supply to provide ongoing procurement and materials management functions for the Business on substantially the same terms as contained in the Buyer's existing agreement with GTE Supply; provided that Buyer may negotiate in good faith with respect to any volume discounts that may be available from GTE Supply.

         9.5 GTE Telecom Agreements. Buyer acknowledges that GTE Telecom will retain ownership of certain assets as well as related rights in connection with fiber loop located in the Purchased Exchanges, all of which assets and rights are listed on Schedule 2.3(g) (the "GTE Telecom Assets"). Buyer further acknowledges that the GTE Telecom Assets may be co-located with the Purchased Property, and may share certain easements, right of way or other Real Property Interests. In order to clarify the relationship between Buyer and GTE Telecom with respect to the GTE Telecom Assets, Seller agrees to cause GTE Telecom, and Buyer agrees, to execute (i) the Capacity Agreement and, except with respect to the Carthage and Andover Purchased Exchanges which are addressed in (iii) below, the Floor Space and Power Agreement substantially in the form attached hereto as
Schedule 9.5, (ii) the Non-Exclusive License Agreement in the form attached hereto as Schedule 9.5, and (iii) with respect to the Carthage and Andover Purchased Exchanges, the Standard Agreement for Central Office Collocation substantially in the form attached hereto as Schedule 9.5; provided that, if the fees to be paid by GTE Telecom under the Standard Agreement for Central Office Collocation (and Citizens' corresponding tariff) are higher than the fees it is currently paying Seller for collocation in the Carthage and Andover Purchased Exchanges, then such increase in fees shall be offset by a corresponding increase in the fees charged to Buyer by GTE Telecom under the Capacity Agreement; and provided further, Buyer and GTE Telecom agree to make such other modifications to the Standard Agreement for Central Office Collocation in order to allow GTE Telecom to continue for the term of such agreement the collocation in Carthage and Andover Purchased Exchanges for the purpose of continuing expanded interconnection arrangements necessary for service to GTE Telecom customers other than Buyer (the "GTE Telecom Agreements").

                                   ARTICLE 10
                       ADDITIONAL COVENANTS OF THE PARTIES

         10.1 Intellectual Property.


              10.1.1 No License. Buyer and Seller agree and understand that except as expressly set forth in writing in the License Agreement and Section 10.1.3, Seller has not granted any rights or licenses, express or implied, of, and nothing shall constitute or be construed as a license of Seller under any Intellectual Property now or hereafter owned, obtained or licensable by Seller or under any Third Party Intellectual Property.

              10.1.2 Infringement.


                  (a) Notwithstanding anything in this Agreement to the contrary, Seller shall have no obligation to defend, indemnify or hold harmless Buyer or any of its Affiliates, from any damages, costs or expenses resulting from any obligation, proceeding or suit based upon any claim that any activity subsequent to the Closing Date engaged in by Buyer, a customer of Buyer's or anyone claiming under Buyer, constitutes direct or contributory infringement, misuse of, or misappropriation of, or inducement to infringe, any Third Party Intellectual Property.

                  (b) Buyer shall defend, indemnify and hold harmless Seller and its Affiliates from and against any and all Indemnifiable Losses resulting from any obligation, proceeding or suit based upon any claim alleging or asserting direct or contributory infringement, or misuse or misappropriation of or inducement to infringe by Seller or any of its Affiliates of any Third Party Intellectual Property, to the extent that such claim is based on, or would not have arisen but for, activity conducted or engaged in subsequent to the Closing Date by Buyer, a customer of Buyer's, or anyone claiming under Buyer.

              10.1.3 Trademark Phaseout.


                  (a) Buyer acknowledges that Seller or its Affiliates are the owners of Excluded Marks that qualify as Excluded Property under Section 2.3. Buyer understands and agrees that the Excluded Marks, or any right to or license of the Excluded Marks, are not being transferred pursuant to this Agreement. Buyer acknowledges the exclusive and proprietary rights of Seller and its Affiliates in the use of the Excluded Marks, and Buyer agrees that it shall not use the Excluded Marks (or any names, domain names, marks or indicia confusingly similar to the Excluded Marks) except and to the extent expressly set forth in this Section 10.1.3 or assert any rights or claims in such Excluded Marks (or in any names, domain names, marks or when confusingly similar to the Excluded Marks). After the Closing, all Excluded Marks of Seller and its Affiliates shall be replaced by Buyer, at Buyer's expense, as soon as possible, but in no event later than one hundred twenty (120) days after the Closing Date for items with Excluded Marks affixed to them which Buyer has continued to use in Buyer's operation of the Business, including buildings, vehicles, heavy equipment, hard hats, tools, tool boxes, kits (safety and others), signs, public (pay) telephones, manual covers and notebooks. After the Closing, Buyer will not use, and will destroy or deliver to Seller, all such items with Excluded Marks affixed to them that have no valid continuing use in Buyer's operation of the Business, including items affecting customer or employee relations or items that do not reflect Buyer's true identity. Specific items to be destroyed or returned include items with Excluded Marks affixed to them including giveaways; order, purchase or materials forms; requisitions; invoices; statements; time sheets/labor reports; bill inserts; stationery; personalized note pads; maps; organization charts; bulletins/releases; sales/price literature; manuals or catalogs; report covers/folders; program materials; and materials such as media contact lists/cards. The one hundred twenty (120) day time period for replacement of Excluded Marks affixed to telephone directories that were already published or closed for publication at the Closing Date shall be extended to the expiration date of such directories.

                  (b) Buyer recognizes the great value of the goodwill associated with the Excluded Marks, and acknowledges that the Excluded Marks and all rights therein and the goodwill pertaining thereto belong exclusively to Seller and that the Excluded Marks have a secondary meaning in the minds of the public. Buyer further agrees that any and all permitted use of the Excluded Marks pursuant to this Agreement shall inure to the sole and exclusive benefit of Seller.

                  (c) Buyer agrees that any permitted use of the Excluded Marks in the operation of the Business after the Closing shall be provided in accordance with all applicable federal, state and local laws, and that the same shall not reflect adversely upon the good name of Seller or its Affiliates, and that the operation of the Business will be of a high standard and skill.

                  (d) Buyer acknowledges that its failure to cease use of the Excluded Marks as provided in this Agreement, or its improper use of the Excluded Marks, will result in immediate and irreparable harm to Seller and its Affiliates. Buyer acknowledges and admits that there is no adequate remedy at law for such failure to terminate use of the Excluded Marks, or for such improper use of the Excluded Marks. Buyer agrees that in the event of such failure or improper use, Seller and its Affiliates shall be entitled to equitable relief by way of temporary restraining order, or preliminary or permanent injunction, or any other relief available under this Agreement.

                  (e) Buyer will not contest the ownership or validity of any rights of Seller or its Affiliates in the Excluded Marks.

              10.1.4 Third Party Software. To the extent that the transfer of Purchased Property by Seller to Buyer under this Agreement results in the transfer of possession to Buyer of software that at the Closing Date is Third Party Intellectual Property, which software was located in and rightfully used by Seller in the geographical area of the Purchased Exchanges prior to the Closing Date in the normal and ordinary operation of the Business pursuant to Contracts with the owners or licensors of such software ("Third Party Intellectual Property Contracts"), then subject to Section 2.5, effective as of the Closing and provided that no payments to any Person other than a Switch Software vendor (which, if any, shall be paid by Seller) are thereby required, at Closing Seller shall assign to Buyer, and Buyer shall accept all rights and licenses if any to posses and use such software pursuant to such Third Party Intellectual Property Contracts. Buyer agrees that the acceptance by Buyer of such assignment of the Third Party Intellectual Property Contracts includes the assumption by Buyer of obligations under such Third Party Intellectual Property Contracts, including all obligations necessary or incidental to the transfer of such rights and licenses. Buyer understands and agrees that except as provided above in this Section 10.1.4, or as expressly provided elsewhere in this Agreement or in another written agreement between Buyer and Seller, no rights or licenses to use or possess such software or any Third Party Intellectual Property are transferred to Buyer. Buyer shall properly dispose of, and shall not use, any software of which Buyer acquires possession in connection with Purchased Property and (i) which, after the Closing Date, Buyer knows, or reasonably should know, is not the subject of a Third Party Intellectual Property Contract that has been rightfully transferred to Buyer or for (ii) which Buyer does not have a separate license. Seller makes no warranty or representation that any Third Party Intellectual Property Contract or any right therein is assignable in whole or in part to Buyer.

         10.2 Effect of Due Diligence and Related Matters.

                  (a) Buyer represents that it is a sophisticated entity that was advised by knowledgeable counsel and financial advisors and, to the extent it deemed necessary, other advisors in connection with this Agreement and has conducted its own independent review and evaluation of the Purchased Property. Accordingly, Buyer covenants and agrees that (i) except for the representations and warranties set forth in this Agreement, Buyer has not relied and will not rely upon any document or written or oral information furnished to or discovered by it or its representatives, including any financial data, (ii) there are no representations or warranties by or on behalf of Seller or its Affiliates or representatives except for those expressly set forth in this Agreement, and
(iii) to the fullest extent permitted by law, Buyer's rights and obligations with respect to all of the foregoing matters will be solely as set forth in this Agreement.

                  (b) Upon the Closing, Buyer shall be deemed to have waived any claim with respect to a breach of any representation, warranty, covenant or obligation of Seller, or any failure of a condition, hereunder of which Buyer had knowledge; provided that Buyer shall be deemed to have knowledge of the information made available to Buyer and/or its representatives during its review of the Purchased Property prior to the date of this Agreement, which information is contained in the Due Diligence Documents.

                  (c) After the date of this Agreement and prior to the Closing Date, Buyer shall promptly notify Seller if Buyer obtains knowledge of any actual breach of any representation, warranty, covenant or obligation of Seller or any actual or prospective failure of a condition, hereunder of which Buyer obtains knowledge. Failure to provide timely notice shall be deemed to constitute a waiver of any claim with respect to such breach.

         10.3 Confidentiality. Whether or not the Closing occurs, the parties hereto and their respective officers, directors, employees and representatives will comply with the Confidentiality Agreement, the provisions of which are expressly incorporated herein in their entirety by this reference.

         10.4 Further Assurances. After the Closing, Seller will use its commercially reasonable efforts to furnish to Buyer such other instruments and information as Buyer may reasonably request in order to convey to Buyer title to the Purchased Property, to be delivered from time to time upon Buyer's reasonable request.

         10.5 Prorations. The following liabilities shall be prorated between Seller and Buyer: (i) utility charges (which shall include water, sewer, electricity, gas and other utility charges) with respect to the Owned Real Property, the property subject to the Real Property Leases and customer owned equipment, (ii) rental charges (which shall include rental charges and other lease payments under the Real Property Leases), (iii) personal services (these services are charged for a period which includes the Closing Date; this shall include contract labor), and (iv) real and personal property taxes, ad valorem taxes, and franchise fees or taxes (collectively, "Periodic Taxes"). With respect to measurement periods during which the Closing Date occurs (all such periods of time being hereinafter called "Proration Periods"), the liabilities described in clauses (i), (ii) and (iii) of the preceding sentence shall be apportioned between Seller and Buyer as of the Closing Date, with Buyer bearing only the expense thereof in the proportion that the number of days remaining in the applicable Proration Period on and after the Closing Date bears to the total number of days covered by such Proration Period. Periodic Taxes attributable to Proration Periods shall be prorated between Buyer and Seller based on the relative periods the Purchased Property was owned by each respective party during the fiscal period of the taxing jurisdiction for which such taxes were imposed by such jurisdiction (as such fiscal period is or may be reflected on the bill rendered by such taxing jurisdiction). On the Closing Date, Buyer and Seller shall pay or be reimbursed, on this prorated basis, for Periodic Taxes that have been paid before the Closing Date. On the Closing Date, Buyer and Seller shall also be reimbursed, on this prorated basis, for Periodic Taxes that are to be paid on or after the Closing Date. The reimbursement of Periodic Taxes that are to be paid on or after the Closing Date shall be based on a reasonable estimate of the amount of such Periodic Taxes to be paid (based on past experience). To the extent that Buyer or Seller are not reimbursed on the Closing Date for Periodic Taxes that are paid after the Closing Date, or, in the event the estimated amount of the preceding sentence proves to have been inaccurate, Buyer or Seller shall promptly forward an invoice to the other party for its reimbursable pro rata share, if any. If the other party does not pay the invoice within thirty (30) calendar days of receipt, the amount of such payment shall bear interest at the rate of eight percent (8%) per annum. Similarly, all prepayments made or received by Seller or Buyer with respect to service or maintenance agreements with third parties or license or other fees payable to or by third parties and relating to the Business shall be prorated on an appropriate basis between Seller and Buyer.

         10.6 Cost Studies/NECA Matters.

              10.6.1 Prior to Closing. Seller agrees that, with respect to all toll revenues, settlements, pools, separations studies or similar activities, Seller shall be responsible for (and shall receive the benefit or suffer the burden of) any adjustments to contributions, or receipt of funds, by Seller resulting from any such activities that are related to the operation of the Business or the ownership or operation of the Purchased Property prior to the Closing Date. Specifically, this paragraph shall apply, but shall not be limited to, any matters related to the National Exchange Carrier Association ("NECA") including the Universal Service Fund ("USF"), Long Term Support ("LTS"), and Telecommunications Relay Services funds.

              10.6.2 From and After Closing.

                  (a) Buyer shall receive a pro rata share of USF funds received by Seller, under Seller's methodology of computing USF, pursuant to FCC Rules and Regulations as stated in Part 36.601(c) for rural carriers. The USF Funds due to Buyer shall be determined by multiplying the number of lines sold times a per-line amount of USF support received by Seller prior to the date of sale of the Business. The resulting Buyer's annual USF amount shall be prorated in proportion to the number of months in the year from and after the Closing Date. Beginning July 1, 1999 or a date thereafter determined by the FCC, non-rural carriers shall not receive USF pursuant to Part 36, but will receive support in accordance with guidelines using forward-looking economic cost. Buyer shall make its own filing in accordance with said FCC Rules and Regulations, Part 36.611 and Part 36.612 for rural carriers and Part 54 for non-rural carriers. Within a reasonable time after Buyer's written request, Seller shall furnish to Buyer such necessary information regarding Seller's ownership of the Purchased Property during the partial calendar year prior to Closing Date and such reasonable assistance as required in connection with Buyer's preparation of necessary filings or submissions.

                  (b) Notwithstanding the foregoing, Buyer's right to receive a pro rata share of USF is conditioned upon Buyer's payment, from and after the Closing Date, of a pro rata share of the annual universal service contribution liability assessed by the Universal Service Administrative Company (USAC) based on end-user retail revenues for the previous year generated by assets being sold. The resulting Buyer's annual USF obligation for assets purchased shall be prorated in proportion to the number of months in the year from and after the Closing Date.

         10.7 Customer Deposits. Within thirty (30) days after Closing, Seller agrees to transfer to Buyer the customer deposits together with any interest accrued thereon (collectively "Customer Deposits"), together with all of Seller's obligations and rights to hold the Customer Deposits of the Business, up to the Closing Date, and Buyer agrees to hold, disburse and retain such deposits so delivered to it as if it were Seller.

         10.8 Access to Books and Records.

                  (a) After the Closing, Seller will retain all Retained Books and Records for a period of three (3) years.

                  (b) After the Closing, upon reasonable notice and subject to the Confidentiality Agreement, the parties will give to the representatives, employees, counsel and accountants of the other, access, during normal business hours, to books and records relating to the Business and the Purchased Property, and will permit such persons to examine and copy such records, in each case to the extent reasonably requested by the other party in connection with tax and financial reporting matters (including any Tax Returns and related information, but not attorney work product or similar work product prepared by accountants), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be reasonably requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any Contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any Tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any Tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 10.8(b).

         10.9 Purchase Price Allocation. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the IRC. If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and
(ii) neither Buyer nor Seller will take any position before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such Allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file and to cause their respective Affiliates to file, all Tax Returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the IRC and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in applicable Law.

         10.10 Owned Real Property Transfers. Within sixty (60) days of the date of this Agreement, Seller shall deliver to Buyer copies of all existing title insurance policies in Seller's possession covering the Owned Real Property. Thereafter, no later than thirty (30) days before the Closing Date, Seller shall deliver (at Seller's expense) to Buyer title commitments for owners' policies of title insurance prepared by a title insurance company reasonably acceptable to Buyer and a certified current survey, with respect to all Owned Real Property included in the Purchased Property and in which Seller purports to own fee title. Buyer acknowledges that such title commitments shall be for CLTA owners' policies of title insurance (or its equivalent) unless Buyer has requested in writing, prior to the date hereof, that such commitments be issued for other forms of title insurance (in which event, Buyer shall bear all costs and premiums for such title insurance to the extent attributable to such coverage being in excess of CLTA coverage or its equivalent). Such title commitments shall reflect that upon the consummation of the sale to Buyer contemplated by this Agreement and the payment of all premiums and charges due for such title insurance, Buyer will be vested with good, fee simple title to such Owned Real Property, subject only to the exceptions show thereon, the title company's standard exceptions and exclusions, and such matters that arise after the date and time of such title commitment. Except as provided in the following sentence, in the event that Buyer requires endorsements to such title commitments or the applicable title insurance policies, such endorsements shall be obtained at Buyer's sole cost and expense and shall not be a condition to Closing. On the Closing Date, Seller shall convey the Owned Real Property to be transferred to Buyer subject only to Permitted Encumbrances, provided that Seller may transfer such property subject to one or more exceptions that are not Permitted Encumbrances if Seller commits in writing, in form and substance reasonably acceptable to Buyer, on or before the Closing Date, to cause any such exception that is not a Permitted Encumbrance to be removed, insured or bonded over to Buyer's reasonable satisfaction, or if Seller indemnifies Buyer with respect to such exceptions to Buyer's reasonable satisfaction on or before the Closing Date. With respect to each parcel of Owned Real Property covered by a title commitment referenced above, the amount of title insurance provided under the applicable title insurance policy shall be the fair market value of the applicable property, which shall be determined by Buyer at its sole cost and expense using commercially reasonable methods of valuation, provided that all such valuations shall be consistent with all allocations of the Purchase Price made hereunder or pursuant to this Agreement, and shall be acceptable to the title insurance company. The determination of fair market value shall be made in a timely manner such that the title commitments can be issued in a timely manner prior to the Closing Date. Seller agrees that prior to Closing it will provide the title company with such instructions, authorizations, affidavits, and indemnities as may be reasonably necessary for the title company to issue title policies to Buyer, dated as of the Closing Date, for all of the Owned Real Property with so-called non-imputation endorsements. By no later than forty-five
(45) days after the Closing Date, Seller shall deliver to Buyer a final title insurance policy covering each parcel of the Owned Real Property covered by the title commitments. Buyer will use its commercially reasonable efforts to work with the title company between the date hereof and fifty-five (45) days after Closing Date to resolve any issues with respect to such title commitments. Seller shall be responsible for the payment of all title insurance premiums attributable to the CLTA portion of the coverage afforded by each such policy obtained, and Buyer shall be responsible for the payment of all title insurance premiums in excess of such amount and for the payment of all endorsement charges and other fees and costs imposed by the title company.

         10.11 Transaction Taxes. Buyer shall bear and be responsible for paying any sales, use, transfer, documentary, registration, business and occupation and other similar taxes (including related penalties (civil or criminal), additions to tax and interest) imposed by any Governmental Authorities with respect to the transfer of Purchased Property to Buyer (including the Owned Real Property) ("Transaction Taxes"), regardless of whether the tax authority seeks to collect the such taxes from Seller or Buyer. Seller shall prepare all tax filings related to any sales, use, transfer, documentary, registration, business and occupation and other similar taxes. Seller, fifteen (15) days prior to making such filings shall provide to the Buyer Seller's work papers for the Buyer's review and approval. Buyer shall provide to the Seller ten (10) days prior to the filing date approval of such work papers. Buyer shall also be responsible for (i) administering the payment of such Transaction Taxes, (ii) defending or pursuing any proceedings related thereto, and (iii) paying any expenses related thereto. Seller shall give prompt written notice to Buyer of any proposed adjustment or assessment of any Transaction Taxes with respect to the transaction, or of any examination of said transaction in a sales, use, transfer or similar tax audit. In any proceedings, whether formal or informal, Seller shall permit Buyer to participate and control the defense of such proceeding, and shall take all actions and execute all documents required to allow such participation. Seller shall not negotiate a settlement or compromise of any Transaction Taxes without the written consent of Buyer, which consent shall not be unreasonably withheld.

         10.12 Bulk Sales Laws. Seller and Buyer waive compliance with applicable laws under any version of Article 6 of the Uniform Commercial Code adopted by any state or any similar law relating to the sale of inventory, equipment or other assets in bulk in connection with the sale of the Purchased Property.

         10.13 Prepaid Non-Regulated Maintenance Agreements. Within thirty (30) days following Closing, Seller shall pay to Buyer an amount equal to the pro rata portion of all prepaid but unearned revenues from Seller's customers for all non-regulated maintenance agreements as of the Closing Date.

         10.14 Vehicle Registration. Buyer agrees to use its commercially reasonable efforts to file promptly the appropriate vehicle title applications and registrations to change the name of the titled owner on each vehicle title certificate and change the motor vehicle registration (with respect to license plate information) on each vehicle being transferred to Buyer from Seller pursuant to this Agreement. Buyer agrees that it shall remove and destroy Seller's existing license plates from all vehicles received upon the earlier of receipt of new license plates or sixty (60) days following Closing.

         10.15 Carrier Access Billing and Accounts Receivable Transition. Seller shall render its own final carrier access bills to its interexchange carriers for minutes, messages and other applicable charges up to the Closing Date. Seller shall be responsible for collecting and settling any disputes associated with its final bills to the interexchange carriers.

         10.16 End-User Billing and Accounts Receivable Transition. Buyer agrees to purchase Seller's Earned End-User Accounts Receivable and make payment to Seller for those accounts in the manner described below:

                  (a) Seller shall transfer to Buyer, as soon as reasonably available after Closing, all open end-user customer account records to Buyer as of the end of business on the Closing Date. Following the Closing, Buyer shall be responsible for administering those records including the application of cash receipts to customer accounts, whether related to services rendered before or after the Closing. Seller shall promptly forward to Buyer all customer payments and related remittance documents received by Seller after the Closing for processing by Buyer.

                  (b) Within twenty (20) days following the Closing, Seller shall provide an accounting to Buyer of the Earned End-User Accounts Receivable Amount and the Customer Advances as well as the most recent twelve (12) month history of Seller's uncollectible net writeoffs expressed as a percentage of billings for the Business (the "Uncollectible Factor"). This data and the resulting calculation of the Earned End-User Accounts Receivable Amount shall be summarized in an accounts receivable settlement statement (the "Accounts Receivable Settlement Statement"). Within thirty (30) days following the Closing, Buyer shall remit to Seller an amount equal to 80% of the Earned End-User Accounts Receivable Amount less 100% of the Customer Advances. Within sixty (60) days following the Closing, Buyer shall remit an additional 15% of the Earned End-User Accounts Receivable Amount and within ninety (90) days will remit the final 5%.

                  (c) Not later than ten (10) days prior to the due dates for the sixty (60) and ninety (90) day payments referred to in Section 10.16(b), Seller will provide Buyer with an updated Accounts Receivable Settlement Statement reflecting any adjustments based upon non-sufficient funds checks, billing adjustments or other facts that relate to pre-closing activity that became known after the preparation of the original statement.

                  (d) If at any time during the ninety (90) day period following the Closing, Buyer or Seller discovers any material discrepancy in the Accounts Receivable Settlement Statement, both parties agree to use commercially reasonable efforts to resolve any discrepancy in a timely manner, and also agree to make payments related to any undisputed amounts as set forth above.

                  (e) At any time between ninety (90) and two hundred seventy
(270) days following the Closing, Buyer may, at its discretion, prepare an analysis of actual bad debt write-off experience related to the Earned End-User Accounts Receivable purchased from Seller. If such analysis reasonably demonstrates that write-offs have exceeded the estimated amount in the final Accounts Receivable Settlement Statement (as had been calculated using the Uncollectible Factor) by more than 10%, Seller will pay to Buyer the full amount of the difference within thirty (30) days of receipt of Buyer's request for payment, together with Buyer's write-off analysis, Buyer will provide Seller sufficient detail in its write-off analysis, and as reasonably necessary, access to billing and collection records, to allow Seller to validate the accuracy of Buyer's request. Any disputes regarding the amounts of such request shall be settled using the procedure described in Section 3.3(d).

         10.17 Tariff Changes Resulting from the ICC Merger Order. The ICC in approving the Merger issued an order requiring Seller to reduce its rates statewide by $10.03 million. To implement this order, Seller will file tariff changes after the date of the Agreement but prior to Closing. Seller will use its best efforts to ensure that such changes do not disproportionately reduce revenue in the Purchased Exchanges. If Buyer determines and can reasonably demonstrate that the impact of the revenue reductions in the Purchased Exchanges related to tariff changes resulting from the Merger order would be greater than $1.25 million (calculated on a pro forma basis using 1999 revenues), then the Seller will pay to Buyer an amount equal to the reduction in excess of $1.25 million multiplied by 5. Seller will pay such amount to Buyer as an adjustment to the Purchase Price if such amount is known and agreed upon at least thirty
(30) days prior to Closing, otherwise the amount will be paid within thirty (30) days of the agreement of the parties on such amount.

         Seller may request Buyer to provide an analysis of its calculation of the adjustment amount. Buyer will provide such analysis of the amount and sufficient detail to allow Seller to validate the accuracy of the adjustment. Seller will provide Buyer with such assistance and information as is required for Buyer's calculation of the impact of the rate reductions in the Purchased Exchanges. Any disputes regarding the amount will be settled using the procedure described in Section 3.3(d).

         10.18 Evaluation and Repair of Certain Tangible Property. Prior to Closing, Seller shall, at its cost and expense, engage a qualified contractor to inspect, evaluate and repair, if recommended by such contractor, the pre-action sprinkler systems at the locations identified in Schedule 8.1.9 as well as any other locations in the Purchased Exchanges that GTE subsequently acquires a reason to believe are in need of repair.

                                   ARTICLE 11
                         EMPLOYEES AND EMPLOYEE MATTERS

         11.1 Employment of Transferred Employees. Subject to the other provisions of this Section 11.1, all Active Employees of Seller employed in the Business, and all Active Employees of Seller and its Affiliates whose duties relate primarily to the Business, on the Closing Date (hereinafter collectively referred to as "Transferred Employees") shall be employed by (or become the responsibility of, as applicable) Buyer as of the Closing Date in the same or comparable positions, and at the same or comparable total compensation (including base pay and bonus), as were in effect on the Closing Date, except as otherwise provided in this Agreement. For purposes of the preceding sentence, the term "Active Employees" shall include all full-time and part-time employees, employees on military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, short-term disability, on layoff with recall rights, and employees on other approved leaves of absence with a legal or contractual right to reinstatement. For a period of twelve (12) months following the Closing Date, Buyer shall not actively solicit either directly or indirectly through any agents, and Buyer shall not permit any of its Affiliates to actively solicit either directly or indirectly through any agents, any person who retires or otherwise terminates from any employment at or in association with Seller during the six-month period beginning three (3) months before the Closing Date, and Buyer shall neither employ nor permit any of its Affiliates to employ any individuals who are identified to Buyer by Seller as individuals who terminated from any employment or association with Seller during such six-month period. On or before the execution date of this Agreement, Seller shall have delivered to Buyer a list of the persons who would have been Transferred Employees had the Closing Date occurred on August 31, 1999, showing the following information for each such person: (i) the name of each such person; (ii) the name of his or her current employer; (iii) his or her current base pay, 1998 bonus and projected 1999 bonus; (iv) his or her hire date, any rehire date (if available) and years of service; (v) his or her then-current position; (vi) whether such employee is
(x) subject to a collective bargaining agreement or represented by a labor organization, if any, and including the name and date of each such bargaining agreement or (y) on military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, short-term disability, on layoff with recall rights or on other approved leave of absence with a legal or contractual right to reinstatement; and (vii) for any employee who is not employed exclusively in the Business, a description of the nature of his or her employment and the percentage of his or her time actually allocated to the Business in calendar year 1998. Seller shall update such list at such time or times requested by Buyer, but not more often than as of the end of each calendar quarter occurring between the execution date hereof and the Closing Date, commencing with the quarter ending September 30, 1999, and as of the month ending immediately prior to the Closing Date, in each case assuming the Closing Date had occurred on such date, and shall deliver such updated lists to Buyer within ten (10) days after the end of each such calendar quarter or month-end, as applicable. Any person who is not on such list as updated as of the end of the month immediately preceding the Closing Date shall not be a Transferred Employee, and for all purposes under this Agreement the Transferred Employees shall include only those persons on such list as updated as of such month-end who continue to be Active Employees of Seller employed in the Business or Active Employees of Seller and its Affiliates whose duties relate primarily to the Business, on the Closing Date.

              11.1.1 Assumption of Collective Bargaining Agreement Obligations. On and after the Closing Date, Buyer, as successor employer to Seller, shall assume all of the employer's obligations under, and be bound by the provisions of, each collective bargaining agreement to the extent of provisions covering Transferred Employees. Seller shall cooperate with Buyer in Buyer's efforts to contact the unions representing Transferred Employees.

              11.1.2 Assumption of Employment and Other Agreements. On and after the Closing Date, except as otherwise provided in this Agreement or in Schedule 11.1.2, Buyer, as successor employer to Seller, shall assume all obligations of each employment agreement or any other agreement by Seller relating to conditions of employment, employment separation, severance, or employee benefits in connection with the Transferred Employees, but only to the extent that they have been disclosed to Buyer on Schedule 8.1.16(a) and copies have been furnished to Buyer as soon as administratively practicable prior to the execution of this Agreement. To the extent that Buyer assumes any obligations under this Article 11, Buyer may reduce or eliminate benefits under any agreement, plan, policy or program only to the extent required to comply with applicable law, or to the extent that Seller, its Affiliates, or any successors or assigns, make amendments or changes to its benefit plans, policies or programs to eliminate or reduce benefits. Until the fifth anniversary of the Closing Date, Seller promptly shall deliver to Buyer a copy of each material amendment or change that Seller makes to its Plans and Employment Agreements to eliminate or reduce benefits thereunder and shall confirm to Buyer on an annual basis whether, and the extent to which, it has amended its Plans and Employment Agreements and provide sufficient detail to enable Buyer to determine whether Seller has reduced or eliminated benefits thereunder. After the fifth anniversary of the Closing Date, Buyer may amend such plans, policies, and programs in any manner it determines, consistent with applicable law and collective bargaining agreements.

              11.1.3 Recognition of Transferred Employee Service. On and after the Closing Date, and subject to the provisions of any applicable collective bargaining agreement, and except as otherwise provided in this Article 11, Buyer shall recognize the service of each Transferred Employee for all employment-related purposes determined in accordance with the practices and procedures of Seller in effect on the Closing Date, as if such service had been rendered to Buyer.

              11.1.4 Assumption of Obligation to Pay Bonuses. Transferred Employees shall not accrue benefits under any employee benefit policies, plans, arrangements, programs, practices, or agreements of Seller or any of its Affiliates after the Closing Date. Buyer shall assume the obligation to pay to Transferred Employees any bonuses that would have been payable to the Transferred Employees with respect to the calendar year in which the Closing Date occurs had the Transferred Employees remained employees of Seller or one of its Affiliates, in accordance with the provisions of the policy, plan, arrangement, program, practice or agreement under which the bonus would have been paid.

              11.1.5 No Duplicate Benefits. Nothing in this Agreement shall cause duplicate benefits to be paid or provided to or with respect to a Transferred Employee under any employee benefit policies, plans, arrangements, programs, practices, or agreements.

              11.1.6 Affiliate Employees. If any employee identified in the list provided pursuant to Section 11.1 is an employee of an Affiliate of Seller whose duties relate primarily to the Business, he or she shall be considered a Transferred Employee and shall be treated under this Agreement in a manner that is comparable to the treatment given to the Transferred Employees who are employed by Seller, except that his or her service as of the Closing Date shall be determined in accordance with the practices and procedures of his or her employer, as disclosed to Buyer in accordance with Section 11.1.2.

11.2     Transferred Employee Benefit Matters.


              11.2.1 Defined Benefit Plans.


                  (a) Seller Pension Plans. As of the date of this Agreement, Seller participates in the following single-employer defined benefit pension plans maintained in the United States:

                           (i) the GTE Service Corporation Plan for Employees'
Pensions (the "Seller Salaried Pension Plan"); and

                           (ii) the GTE North Incorporated Pension Plan for
Hourly-Paid Employees of Illinois (the "Seller Hourly Pension Plan").

              The plans identified in this Section 11.2.1(a) shall be referred to collectively in this Agreement as the "Seller Pension Plans," and each such plan shall be referred to individually as a "Seller Pension Plan."

                  (b) Buyer Obligations. Buyer shall take all actions necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Buyer maintains or adopts one or more pension plans (hereinafter referred to in the aggregate as the "Buyer Pension Plans" and individually as the "Buyer Pension Plan") effective as of the Closing Date and to ensure that each Buyer Pension Plan satisfies the following requirements as of the Closing Date: (i) the Buyer Pension Plan is a qualified, single-employer defined benefit plan under Section 401(a) of the IRC; (ii) any Buyer Pension Plan that was in effect before the Closing Date shall not have any "accumulated funding deficiency," as defined in Section 302 of ERISA and Section 412 of the IRC, whether or not waived, immediately before the Closing Date; (iii) the Buyer Pension Plan is not the subject of termination proceedings or a notice of termination under Title IV of ERISA; (iv) the Buyer Pension Plan does not exclude Transferred Employees from eligibility to participate therein; (v) the Buyer Pension Plan does not violate the requirements of any applicable collective bargaining agreement; and
(vi) with respect to Transferred Employees who were participants in the Seller Hourly Pension Plan by virtue of their coverage under a collective bargaining agreement on the Closing Date, the terms of the Buyer Pension Plan are substantially identical in all material respects to the terms of the Seller Hourly Pension Plan. For purposes of this Section 11.2.1, Transferred Employees who were participants in the Seller Hourly Pension Plan other than by virtue of their coverage under a collective bargaining agreement on the Closing Date shall be treated as Transferred Employees who, on the Closing Date, participate in the Seller Salaried Pension Plan. Within the 30-day period immediately preceding any transfer of assets and liabilities from a Seller Pension Plan to a Buyer Pension Plan pursuant to this Section 11.2.1(b), Buyer shall provide Seller with a written certification, in a form acceptable to Seller, that the Buyer Pension Plan satisfies each of the requirements set forth in this Section 11.2.1(b).

                  (c) Transfer of Liabilities.

                           (i) In accordance with the provisions of this Section
11.2.1, Buyer shall cause the Buyer Pension Plans to accept all liabilities for benefits under the Seller Pension Plans, whether or not vested, that would have been paid or payable (but for the transfer of assets and liabilities pursuant to this Section 11.2.1) to or with respect to the Transferred Employees under the terms of the Seller Pension Plans and that are "Section 411(d)(6) protected benefits" (as defined by Section 411(d)(6) of the IRC and the regulations thereunder) that have accrued under the Seller Pension Plan to or with respect to the Transferred Employees based on accredited service and compensation under the Seller Pension Plans as of the Closing Date. For a period of not less than five (5) years after the Closing Date, and unless otherwise required to comply with applicable law or permitted by Section 11.1.2, Buyer shall not amend the Buyer Pension Plans, or permit the Buyer Pension Plans to be amended, to eliminate any benefit, whether or not vested, with respect to which liabilities are transferred pursuant to the foregoing provisions of this subsection (i), to the extent any such benefit is a "Section 411(d)(6) protected benefit" (as defined by Section 411(d)(6) of the IRC and the regulations thereunder). On or before the Closing Date, Seller or an Affiliate thereof shall take action to fully vest Transferred Employees in their benefits (if any) under the Seller Pension Plans.

                           (ii) (A) For purposes of eligibility and vesting
under the Buyer Pension Plans, each Transferred Employee whose accrued benefit is transferred from a Seller Pension Plan to a Buyer Pension Plan shall be credited with service as of the Closing Date as determined under the terms of the Seller Pension Plan. The benefit under the Buyer Pension Plan for each Transferred Employee who, on the Closing Date, participates in the Seller Hourly Pension Plan by virtue of his or her coverage under a collective bargaining agreement, shall be calculated under terms of the Buyer Pension Plan that are substantially identical in all material respects to the terms of the Seller Hourly Pension Plan. The benefit for each Transferred Employee who, on the Closing Date, participates in the Seller Salaried Pension Plan, shall not be less than the greater of (x) the sum of the Transferred Employee's "Seller Pension" and "Buyer Pension," or (y) the Transferred Employee's "Total Service Pension," each as determined under the rules set forth in subsection (c)(iii) of this Section 11.2.1.

                                (B) Except as provided in paragraph (E), below,
each Transferred Employee who, as of the Closing Date, participates or formerly participated in the Seller Salaried Pension Plan and who, under the terms of the Seller Salaried Pension Plan, has at least 15 years of accredited service and combined years of age and accredited service of at least 74 as of the Closing Date shall be eligible, after the Transferred Employee's employment with the Buyer and its Affiliates is terminated and after the Transferred Employee's combined years of age and years of accredited service equal or exceed 76, to receive his or her "Seller Pension" (as determined under the rules set forth in subsection (c)(iii) of this Section 11.2.1) as an immediate early retirement pension under the applicable Buyer Pension Plan in accordance with early retirement provisions that are no less favorable to the Transferred Employee than the early retirement provisions of the Seller Salaried Pension Plan as of the Closing Date. For a period of at least five (5) years following the Closing Date, the Buyer shall cause any agreement, pursuant to which the accrued benefit of any Transferred Employee under a Buyer Pension Plan is transferred to another pension plan, to incorporate a provision in substance identical to this subsection (ii)( B).

                                (C) Except as provided in paragraph (E), below,
the benefit under the Buyer Pension Plan of a GATT Grandfathered Participant, when expressed in the form of a lump sum, shall not be less than the benefit under the Buyer Pension Plan determined without regard to the changes to Section 417 of the IRC made by the Uruguay Round Agreements Act. The method used to convert a GATT Grandfathered Participant's accrued benefit into a lump-sum amount under the Buyer Pension Plan after 1999 shall be not less favorable to a GATT Grandfathered Participant than the method used for similar purposes by the Seller Pension Plan. For purposes of this paragraph (c)(ii)(C), "GATT Grandfathered Participant" shall mean a Transferred Employee (x) with respect to whom liabilities are transferred pursuant to this subsection (c) and (y) who, taking service from Buyer into account as service with Seller, would have been eligible under the Seller Pension Plan, but for the transfer of liabilities pursuant to this subsection (c), to have his benefit under the Seller Pension Plan (when expressed in the form of a lump sum) determined without regard to the changes to Section 417 of the IRC made by the Uruguay Round Agreements Act.

                                (D) Except as provided in paragraph (E), below,
each Transferred Employee who, as of the Closing Date, participates or formerly participated in the Seller Hourly Pension Plan shall be eligible, after the Transferred Employee's employment with Buyer and its Affiliates is terminated, to receive an early retirement pension under the Buyer Pension Plan in accordance with early retirement provisions that are no less favorable to the Transferred Employee than the early retirement provisions of the Seller Hourly Pension Plan as of the Closing Date.

                                (E) Notwithstanding paragraphs (B), (C), and
(D), above, if the actuary for the Buyer Pension Plan certifies in writing (with a copy to Seller) that the Buyer Pension Plan will violate the requirements imposed by Treasury Regulation section 1.401(a)(4)-4 unless certain benefits otherwise called for by such paragraphs are not provided by the Buyer Pension Plan, Buyer shall cause such benefits to be provided under a nonqualified deferred compensation plan, rather than under the Buyer Pension Plan, at the same time and in the same form as they otherwise would have been provided under the Buyer Pension Plan; provided that (1) such benefits shall be provided by the Buyer Pension Plan to the maximum extent possible without causing the Buyer Pension Plan to violate Treasury Regulation section 1.401(a)(4)-4; and (2) to the extent that any benefit payable outside of the Buyer Pension Plan pursuant to this paragraph (E) is payable to an individual who is not a member of a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, Buyer shall cause a cash payment or payments to be made to each such individual within 24 months of the termination of the individual's employment with Buyer, in addition to all other payments due or otherwise payable to such individual, in an amount that is reasonably calculated to be actuarially equivalent, on a pre-tax basis, to the value of such benefit.

                           (iii) (A) The Buyer Pension Plan benefit of a
Transferred Employee who, on the Closing Date, participates in the Seller Hourly Pension Plan by virtue of his or her coverage under a collective bargaining agreement, shall be calculated as set forth in paragraph (c)(ii)(A) of this
Section 11.2.1.

                                 (B) The Buyer Pension Plan benefit of a
Transferred Employee who, on the Closing Date, participates in the Seller Salaried Pension Plan, shall be calculated by applying the benefit formula set forth in paragraph (c)(ii)(A) of this Section 11.2.1, in accordance with the rules described in the remainder of this paragraph (B). A Transferred Employee's "Seller Pension" shall be calculated by applying the benefit formula under the Seller Salaried Pension Plan (as in effect on the Closing Date) to the Transferred Employee's service and compensation credited under the Seller Salaried Pension Plan as of the Closing Date. A Transferred Employee's "Buyer Pension" shall be not less than an amount calculated by applying the benefit formula under the Buyer Pension Plan to the Transferred Employee's total accredited service and compensation under the Buyer Pension Plan (including service and compensation credited under the Seller Salaried Pension Plan as of the Closing Date as if such service and compensation had been earned under the Buyer Pension Plan and service and compensation credited under the Buyer Pension Plan after the Closing Date), multiplied by the ratio of accredited service earned after the Closing Date to such total accredited service; provided that for a period of at least five (5) years following the Closing Date, Buyer shall cause the benefit formula used in determining such "Buyer Pension" to provide "section 411(d)(6)" benefits at least as valuable as were provided under the benefit formula applicable to the Transferred Employee under the Seller Salaried Pension Plan on the Closing Date. A Transferred Employee's "Total Service Pension" shall be calculated by applying the benefit formula under the Buyer Pension Plan (before its amendment to reflect the five (5) year inclusion of Seller's formula) to the Transferred Employee's accredited service (including service and compensation credited with the Seller under the Seller Salaried Pension Plan as of the Closing Date as if such service and compensation was earned under the Buyer Pension Plan and service and compensation credited under the Buyer Pension Plan on and after the Closing Date). For purposes of computing a Transferred Employee's "Total Service Pension," compensation received by such a Transferred Employee from the Seller shall be treated as compensation received from the Buyer. The Seller Pension, the Buyer Pension, and the Total Service Pension shall take into account the Transferred Employee's actual age and entire period of service (including service credited under the Seller Salaried Pension Plan as of the Closing Date and service credited under the Buyer Pension Plan on and after the Closing Date) for vesting and benefit eligibility purposes.

                                (C) Each Transferred Employee who is eligible to
receive a benefit under the Buyer Pension Plan may elect to receive the portion of said benefit that is equal to the Seller Pension in any form, and with any early retirement or other actuarial subsidy, that was available under the Seller Pension Plan on the Closing Date, without regard to whether the Transferred Employee is eligible to elect or receive, or does elect or receive, the same form of payment or early retirement or actuarial subsidy for the remainder of the pension under the Buyer Pension Plan.

                           (iv) Within sixty (60) days after the Closing Date,
Seller shall deliver to Buyer a list reflecting each Transferred Employee's service and compensation under each of the Seller Pension Plans and each Transferred Employee's accrued benefit thereunder as of the Closing Date.

                  (d) Transfer of Assets.

                           (i) In accordance with the provisions of subsection
(d)(i) of this Section 11.2.1 and subject to the provisions of subsection
(d)(vi) of this Section 11.2.1, Seller shall direct the trustee of the Seller Pension Plans to transfer to the trustee or funding agent of the Buyer Pension Plan the amount required to be transferred by Section 414(l) of the IRC and the regulations thereunder for all Transferred Employees whose accrued benefits are transferred to a Buyer Pension Plan pursuant to Section (c) of this Section 11.2.1, determined using the following assumptions (the "Pension Assets"):

                  Interest Rate: Rate used to value annuities under PBGC Regulationss. 4044.52(a)(1) for the month in which the Closing Date occurs

                  Annual Rate of Increase in Salaries: 0%

                  Annual Rate of Increase in Social Security Taxable Wage Base:
                  0%

                  Annual Rate of Increase in Consumer Price Index: 0%

                  Annual Rate of Increase in Limits on Benefits and
                  Compensation: 0%

                  Mortality: Rates specified under PBGC Regulationss.4044.53(c)

                  Termination: None

                  Disability: None

                  Retirement: Expected retirement age as specified under PBGC Regulationss. 4044.55

                  Lump Sums: None

                  All other demographic assumptions to match those used by Seller in the preparation of financial statement disclosures under Statement of Financial Accounting Standards No. 87 for the 1998 fiscal year.

                  In no event shall the amount of Pension Assets transferred be less than the Projected Benefit Obligation associated with all the liabilities being assumed in the aggregate in Section 11.2.1(c) using the assumptions specified by Seller in the preparation of its financial statement disclosures under Statement of Financial Accounting Standards No. 87 for the 1998 fiscal year.

The Pension Assets shall be transferred in cash. Except in the case of an arithmetical error in the calculation of the amount of Pension Assets to be transferred, under no circumstances shall Seller or the Seller Pension Plans be liable to transfer any additional amount to Buyer or a Buyer Pension Plan or any other person in respect of the accrued benefits transferred to a Buyer Pension Plan pursuant to Section (c) of this Section 11.2.1, including but not limited to any circumstance under which any person (including a governmental agency) states a claim to some portion or all of the Pension Assets.

                           (ii) Seller shall appoint an actuary ("Seller's
Actuary") to determine the amount to be transferred pursuant to subsection
(d)(i) of this Section 11.2.1 and shall provide such determination to Buyer, together with a computer file containing all of the data used by Seller's actuary to calculate Pension Assets, within ninety (90) days after the Closing Date. Buyer shall appoint an actuary ("Buyer's Actuary") who shall have the right to audit and review the determination made by Seller's Actuary. If Buyer's Actuary is unable to agree with Seller's Actuary on the amount of the transfer within ninety (90) days after Seller informs Buyer of the amount to be transferred and provides Buyer with the computer file containing all of the data used by Seller's actuary to calculate Pension Assets, Seller and Buyer shall jointly select a third actuary, whose determination shall be binding on Seller and Buyer. Each of Seller and Buyer shall bear the fees, costs and expenses of their respective actuaries, and the fees, costs, and expenses of the third actuary shall be borne one-half by Seller and one-half by Buyer.

                           (iii) Interest on the Pension Assets shall accrue
from the Closing Date to the actual date of transfer at the assumed discount rate used in accordance with paragraph (i) of this Section (d); provided that any Pension Assets that are distributed from the Seller Pension Plans before the date of transfer pursuant to subsection (d)(vi) of this Section 11.2.1 shall be credited with interest (such interest to be credited to the Buyer Pension Plans) only from the Closing Date to the date of distribution.

                           (iv) Under the terms of each Buyer Pension Plan, the
accrued benefit of each Transferred Employee immediately after the transfer of assets and liabilities pursuant to this Section 11.2.1 shall not be less than the sum of each Transferred Employee's accrued benefits under the Seller Pension Plan and the Buyer Pension Plan immediately before the transfer of assets and liabilities. Neither Seller nor its Affiliates nor the Seller Pension Plans nor any trustee thereof shall retain any liability for benefits under the Seller Pension Plans for any Transferred Employee with respect to whom cash has been transferred to a Buyer Pension Plan pursuant to this Section 11.2.1 or distributed pursuant to subsection (d)(vi) of this Section 11.2.1.

                           (v) In connection with the transfer of assets and
liabilities pursuant to this Section 11.2.1, Seller and Buyer shall cooperate with each other in making all appropriate filings required by the IRC or ERISA and the regulations thereunder, and the transfer of assets and liabilities pursuant to this Section 11.2.1 shall not take place until as soon as practicable after the latest of (i) the expiration of the 30-day period following the filing of any required notices with the IRS pursuant to Section 6058(b) of the IRC, or (ii) the date Buyer has delivered to Seller (xx) a copy of the Buyer Pension Plan and a copy of the most recent determination letter from the IRS to the effect that the Buyer Pension Plan is qualified under
Section 401(a) of the IRC, together with documentation reasonably satisfactory to Seller of the due adoption of any amendments to the Buyer Pension Plan required by the IRS as a condition to such qualification and a certification from Buyer that no events have occurred that adversely affect the continued validity of such determination letter (apart from the enactment of any Federal law for which the remedial amendment period under Section 401(b) of the IRC has not yet expired), and (yy) information enabling the enrolled actuary for the Buyer Pension Plan to issue the certification required by Section 6058(b) of the IRC.

                           (vi) (A) If, after the Closing Date and before the
date of transfer of assets and liabilities from the Seller Pension Plans pursuant to this Section 11.2.1, the accrued benefit as of the Closing Date becomes payable under a Seller Pension Plan to or with respect to a Transferred Employee, Buyer shall (xx) furnish GTE Service Corporation with a copy of a properly completed application for such benefits, and (yy) direct GTE Service Corporation to instruct the trustee of the Seller Pension Plan to make benefit payments in the form and amount determined by GTE Service Corporation in accordance with the properly completed application for benefits. Seller shall cause GTE Service Corporation to comply with any such direction.

                                (B) Notwithstanding anything herein to the
contrary, the assets and liabilities to be transferred from the trustee of the Seller Pension Plans to the trustee or funding agent of the Buyer Pension Plan pursuant to this Section 11.2.1 shall be reduced, as provided in this subsection
(vi), to reflect any benefit payments made pursuant to this subsection (vi) regardless of the form in which paid and any expenses described in paragraph (B) of this subsection (vi) that have not otherwise been paid pursuant to this subsection (vi).

              11.2.2 Savings Plans.


                  (a) As of the date of this Agreement, Seller participates in the GTE Savings Plan and the GTE Hourly Savings Plan (collectively referred to as the "Seller Savings Plans"). Except as provided in Section (g) of this
Section 11.2.2, Transferred Employees shall not be entitled to make contributions to or to benefit from matching or other contributions under the Seller Savings Plans on and after the Closing Date.

                  (b) Buyer shall take all action necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Buyer maintains or adopts one or more savings plans (hereinafter referred to in the aggregate as the "Buyer Savings Plans" and individually as the "Buyer Savings Plan") effective as of the Closing Date and to ensure that each Buyer Savings Plan satisfies the following requirements as of the Closing Date: (i) the Buyer Savings Plan is a qualified, single-employer individual account plan under
Section 401(a) of the IRC; (ii) the Buyer Savings Plan does not exclude Transferred Employees from eligibility to participate therein; (iii) the Buyer Savings Plan permits Transferred Employees to make before-tax contributions (under Section 401(k) of the IRC) and provides for matching contributions by the Buyer; and (iv) the Buyer Savings Plan does not violate the requirements of any applicable collective bargaining agreement. Within the thirty (30) day period immediately preceding any transfer of assets and liabilities from a Seller Savings Plan to a Buyer Savings Plan pursuant to this Section 11.2.2, Buyer shall provide Seller with a written certification, in a form acceptable to Seller, that the Buyer Savings Plan satisfies each of the requirements set forth in this Section (b).

                  (c) (i) Seller shall fully vest the Transferred Employees in their account balances under the Seller Savings Plan as of the Closing Date and shall direct the trustee of the Seller Savings Plans to transfer to the trustee or funding agent of the Buyer Savings Plans an amount in cash equal in value to the account balances of the Transferred Employees covered by the Seller Savings Plans as of the date of the transfer; provided that to the extent the account balances to be transferred consist in whole or in part of outstanding loans, Seller shall direct the trustee of the Seller Savings Plans to transfer to the trustee or funding agent of the Buyer Savings Plans, in lieu of cash, the promissory notes and related documents evidencing such loans. Buyer and Seller shall take such actions as may be required to effect the assignment of such loans by the trustee of the Seller Savings Plan to the trustee or funding agent of the Buyer Savings Plan, and Buyer shall cause the trustee or funding agent of the Buyer Savings Plan to accept the assignment of such loans.

                           (ii) After the date of the transfer of assets and
liabilities pursuant to this Section 11.2.2, Buyer shall assume all liabilities for the benefits payable to or with respect to such Transferred Employees under the Seller Savings Plans, and Seller and the Seller Savings Plans and their implementing trust shall retain no liability for such benefits.

                  (d) For purposes of eligibility and vesting under the Buyer Savings Plans, each Transferred Employee shall be credited with service as of the Closing Date as determined under the terms of the Seller Savings Plans. As soon as practicable after the Closing Date, Seller shall cause GTE Service Corporation to deliver to Buyer a list of the Transferred Employees covered by the Seller Savings Plans, together with each Transferred Employee's service under each of the Seller Savings Plans as of the Closing Date.

                  (e) In connection with the transfer of assets and liabilities pursuant to this Section 11.2.2, Seller and Buyer shall cooperate with each other in making all appropriate filings required by the IRC or ERISA and the regulations thereunder, and the transfer of assets and liabilities pursuant to this Section 11.2.2 shall not take place until as soon as practicable after the latest of (i) the expiration of the thirty (30) day period following the filing of any required notices with the IRS pursuant to Section 6058(b) of the IRC, and
(ii) the date Buyer has delivered to Seller (xx) a copy of the Buyer Savings Plan and a copy of the most recent determination letter from the IRS to the effect that the Buyer Savings Plan is qualified under Sections 401(a) and 401(k) of the IRC, together with documentation reasonably satisfactory to Seller of the due adoption of any amendments to the Buyer Savings Plan required by the IRS as a condition to such qualification and a certification from Buyer that no events have occurred that adversely affect the continued validity of such determination letter (apart from the enactment of any Federal law for which the remedial amendment period under Section 401(b) of the IRC has not yet expired).

                  (f) As of the Closing Date, Seller shall cause GTE Service Corporation to deliver to Buyer a list of the Transferred Employees who have outstanding loans under the Seller Savings Plans, together with copies of said Transferred Employees' notes, disclosure statements, and security agreements under the Seller Savings Plans. Seller shall also notify Buyer within thirty
(30) days after the Closing Date of any Transferred Employee who initiated a loan within thirty (30) days before the Closing Date. Subject to obtaining the consent of the applicable Transferred Employee if required by law, from the

Closing Date until the earliest of (i) the actual date of transfer of assets and liabilities pursuant to this Section 11.2.2; (ii) the full amortization of the Transferred Employee's indebtedness; (iii) the distribution of the entire balance of the Transferred Employee's accounts; or (iv) the last date on which Buyer or one of its Affiliates pays remuneration to the Transferred Employee, Buyer or its Affiliate shall (x) continue the payroll deductions pursuant to which each such Transferred Employee is discharging indebtedness to a Seller Savings Plan and (y) remit the deducted funds to Fidelity Management Trust Company, the trustee of the Seller Savings Plans, as soon as practicable, but in no event more than thirty (30) days, after the date of deduction, together with an accounting that identifies the Transferred Employees with respect to whom the funds were deducted and the amount deducted for each Transferred Employee. All such remitted funds shall be transferred to the appropriate Seller Savings Plan and applied to reduce the appropriate Transferred Employee's outstanding indebtedness. Buyer's obligations under this Section (f) are limited to payroll deductions of loan repayments by the Transferred Employees and remittance of those funds, and nothing herein shall be construed to obligate Buyer to repay to Seller any portion of the outstanding indebtedness of the Transferred Employees that are not otherwise discharged by the Transferred Employees themselves.

                  (g) Seller shall make all required matching contributions with respect to the Transferred Employees' contributions made to the Seller Savings Plan by the Transferred Employees in respect of the period ending on or before the Closing Date in the year containing the Closing Date that would have been eligible for matching contributions without regard to any continued service (e.g., last day of the year employment or 1000 hours) requirements. Such matching contributions shall be made not later than the date on which all other matching contributions are made to the Seller Savings Plans with respect to contributions made at the same time as the Transferred Employees' contributions. For not less than five (5) calendar years following the Closing Date (including the year in which the Closing occurs), Buyer shall, subject to applicable plan qualification requirements, provide salaried Transferred Employees with a matching contribution in the Buyer's Savings Plan equal to $.75 for each $1 contributed by Transferred Employees up to six percent (6%) of compensation (as defined in Buyer's Savings Plan).

              11.2.3 Welfare Plans.


                  (a) Buyer shall take all action necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Buyer maintains or adopts, as of the Closing Date, one or more employee welfare benefit plans, including medical, health, dental, flexible spending account, accident, life, short-term disability, and long-term disability and other employee welfare benefit plans providing preretirement welfare benefits for the benefit of (i) the non-bargained Transferred Employees (the "Non-union Welfare Plans") and (ii) the union-represented Transferred Employees in accordance with the provisions of applicable collective bargaining agreements (the "Bargained Welfare Plans"). The Non-union Welfare Plans and the Bargained Welfare Plans are hereinafter referred to collectively as the "Buyer Welfare Plans." The Buyer Welfare Plans shall provide as of the Closing Date pre-retirement benefits to Transferred Employees (and their dependents and beneficiaries) that, in the aggregate, are comparable to the pre-retirement benefits to which they were entitled under the corresponding employee welfare benefit plans maintained by Seller on the Closing Date. For purposes of determining eligibility to participate in each Buyer

Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding welfare plans maintained by Seller on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans"). Any restrictions on coverage for pre-existing conditions or requirements for evidence of insurability under the Buyer Welfare Plans shall be waived for Transferred Employees, and Transferred Employees shall receive credit under the Buyer Welfare Plans for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums applicable to them during the plan year of the Seller Welfare Plan in accordance with the corresponding Seller Welfare Plans. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list of the Transferred Employees who had credited service under a Seller Welfare Plan, together with each such Transferred Employee's service, co-payment amounts, and deductible and out-of-pocket limits under such plan.

                  (b) (i) Except as otherwise provided in subsection (b)(ii) or
(b)(iii) of this Section (b) or in an applicable collective bargaining agreement, Buyer shall provide or cause to be provided retiree medical, health, and life benefits to each Transferred Employee (or the dependents or beneficiaries of such Transferred Employee, as the case may be) under the same terms and conditions as apply to comparable employees of Buyer, and Seller shall have no obligation to provide retiree medical, health, and life benefits in respect of any Transferred Employee on or after the Closing Date.

                           (ii) Subject to Section 11.4, below, following the
retirement from Buyer and its Affiliates or any successor thereof of a Transferred Employee who is not subject to a collective bargaining agreement as of the Closing Date, who has combined age and years of accredited service (within the meaning of the Seller Pension Plan) as of the Closing Date equal to at least 66, and who as of his or her retirement has combined age and years of accredited service (within the meaning of the Seller Pension Plan) equal to at least 76 and at least 15 years of accredited service (within the meaning of the Seller Pension Plan) (a "Retired Nonunion Transferred Employee"), Seller shall provide or cause to be provided to each such Retired Nonunion Transferred Employee (and/or his or her dependents and beneficiaries) retiree medical, health, and life benefits under terms and conditions that are substantially identical to the terms and conditions under the corresponding programs offered by Seller to its similarly situated noncollectively bargained employees retiring as of the Closing Date; provided that nothing in this subsection (b)(ii) shall be construed to prevent any Retired Nonunion Transferred Employee (or his or her dependents or beneficiaries) from voluntarily relinquishing such benefits. For a period of five (5) years following the retirement of each Retired Nonunion Transferred Employee from Buyer and its Affiliates or any successor thereof, Buyer shall reimburse Seller, in accordance with this subsection (b)(ii), for the cost of the retiree medical, health, and life coverage for which Seller is responsible and that Seller actually provides pursuant to this subsection
(b)(ii). The five (5) year time period for this reimbursement obligation shall be determined separately in respect of each Retired Nonunion Transferred Employee. For each year for which Buyer is required to reimburse Seller under this subsection (b)(ii), Buyer shall pay Seller annually in arrears, within 30 days after Seller provides a statement therefor to Buyer, (A) $4,000 with respect to each Retired Nonunion Transferred Employee who has not yet attained age 65 during the year for which the payment is made and $4,000 with respect to each spouse who is covered with respect to a Retired Nonunion Transferred Employee and who has not yet attained age 65 during the year for which the payment is made, and (B) $1,800 with respect to each Retired Nonunion Transferred Employee who has attained at least age 65 during the year for which the payment is made and $1,800 with respect to each spouse who is covered with respect to a Retired Nonunion Transferred Employee and who has attained at least age 65 during the year for which the payment is made. No reimbursement shall be due with respect to any dependent, other than a spouse, covered with respect to a Retired Nonunion Transferred Employee. The reimbursement obligation for partial years shall be prorated based on the portion of the year covered by the obligation. Each Retired Nonunion Transferred Employee (or his or her dependent or beneficiary, as the case may be) who is provided benefits by Seller under this subsection (b)(ii) shall be required to pay to Seller any premium, contribution or other payment required under, and shall be subject to any copayment or deductible required under, the terms of Seller's applicable retiree medical, health, or life benefit plan; to the extent that any amount constituting such a payment is deducted from any plan, program, or arrangement maintained by Buyer or one of its Affiliates or is otherwise paid to Buyer or one of its Affiliates by such person, Buyer shall cause such amount to be paid to Seller as soon as administratively practicable.

                           (iii) In addition to any other benefits to be
provided pursuant to this Article XI, following the retirement from Buyer and its Affiliates or any successor thereof of a Transferred Employee who is subject to a collective bargaining agreement as of the Closing Date and who as of his or her retirement has combined age and years of accredited service (within the meaning of the Seller Pension Plan) equal to at least 76 and at least 15 years of accredited service (within the meaning of the Seller Pension Plan) (a "Retired Union Transferred Employee"), Buyer shall provide or cause to be provided to each such Retired Union Transferred Employee (and/or his or her dependents and beneficiaries) retiree medical, health, and life benefits, for a period of at least five (5) years following the Closing Date, under terms and conditions that are substantially identical to the terms and conditions under the corresponding programs offered by Seller to its similarly situated collectively bargained employees retiring as of the Closing Date.

                           (iv) Benefits provided pursuant to subsections
(b)(ii) and (b)(iii) of this Section (b) (including for this purpose, the determination of who is eligible for such benefits) shall take into account service with Buyer or any of its Affiliates on and after the Closing Date in the same manner as if such post-Closing Date service was performed with Seller. Buyer shall provide Seller with such information as shall be reasonably required to implement the immediately preceding sentence with respect to subsection
(b)(ii) of this Section (b).

                  (c) Buyer shall refer to GTE Service Corporation and GTE Service Corporation shall assume responsibility for any valid claim under a Seller Welfare Plan for disability, medical, or dental benefits made by a Transferred Employee on or after the Closing Date arising from a disability or loss incurred on or before the Closing Date. Nothing in this Section 11.2.3 shall require Seller, any Affiliate of Seller, or the Seller Welfare Plans to make any payment or to provide any benefit not otherwise provided by the terms of the Seller Welfare Plans.

                  (d) Seller, Buyer, their respective Affiliates, and the Seller Welfare Plans and the Buyer Welfare Plans shall assist and cooperate with each other in the disposition of claims made under the Seller Welfare Plans pursuant to subsection (c) of this Section 11.2.3, and in providing each other with any records, documents, or other information within its control or to which it has access that is reasonably requested by any other as necessary or appropriate to the disposition, settlement, or defense of such claims.

                  (e) Except as otherwise provided in Section 11.2.3(f), nothing in this Agreement shall require Seller or its Affiliates to transfer assets or reserves with respect to the Seller Welfare Plans to Buyer or the Buyer Welfare Plans.

                  (f) Seller will make available to Buyer, prior to the Closing Date, a list of those Transferred Employees that have participated in the health or dependent care reimbursement accounts of Seller under the GTE Flexible Reimbursement Plan (the "FRP"), together with the elections made prior to the Closing Date with respect to such accounts through the Closing Date, any balances standing to the credit of Transferred Employees, and the corresponding amounts being transferred to the corresponding Buyer's plan in accordance with the following sentence. As of the Closing Date, Seller shall cause the portion of the FRP applicable to Transferred Employees to be segregated into a separate component and all account balances of the Transferred Employees in the FRP shall be transferred to a flexible reimbursement plan that Buyer shall cause to be maintained for the duration of the calendar year in which the Closing Date occurs.

                  (g) On and for a period of at least three (3) years after the Closing Date, Transferred Employees not subject to a collective bargaining agreement shall be eligible for benefits under a Buyer severance or separation pay policy or plans that are the same as or comparable to the severance or separation pay policy benefits that are provided by Seller (or the applicable Affiliate, if the Transferred Employee is employed by an employer other than the Seller) or a Seller Pension Plan as of the Closing Date. Buyer shall recognize the service of each such Transferred Employee with Seller and its Affiliates for eligibility, vesting, and benefit determinations under the Buyer severance or separation pay policy or plan. Transferred Employees subject to a collective bargaining agreement shall be eligible for severance or separation pay benefits in accordance with the terms of the applicable collective bargaining agreement.

         11.3 Miscellaneous Benefits.

              11.3.1 Vacation.

                  (a) On or after the Closing Date, Buyer shall allow Transferred Employees to receive paid time off in the calendar year of the Closing for any unused vacation time accrued prior to the Closing Date. Seller and its Affiliates shall have no liability to Transferred Employees for the vacation payments described in this Section 11.3.1. Seller shall pay Transferred Employees any banked vacation on or before the Closing Date. Schedule 11.3.1 to be prepared by Seller and submitted to Buyer on or before the Closing Date shall list the accrued but unused vacation pay, as of the Closing Date, of each Transferred Employee for the calendar year in which the Closing Date occurs.

                  (b) For purposes of determining a Transferred Employee's eligibility for vacation under Buyer's vacation plan, a Transferred Employee shall be credited, as of the first day of the first calendar year that begins after the calendar year in which the Closing Date occurs, with service for the calendar year in which the Closing Date occurs in an amount equal to the aggregate of the Transferred Employee's service with both Seller and Buyer during the calendar year in which the Closing Date occurs.

              11.3.2 Transferred Employee Statements. Within sixty (60) days after the Closing Date, Seller shall prepare and distribute to all Transferred Employees an accurate and complete statement of their accrued benefits under Seller's Pension Plans as of the Closing Date and shall provide Buyer with a true and complete copy of the same. Such statements shall be sufficiently detailed to readily permit Buyer and the Transferred Employees to determine the accuracy thereof.

         11.4 Employee Rights.

              Nothing herein expressed or implied shall confer upon any employee of Seller or its Affiliates, or Buyer or its Affiliates, or upon any legal representative of such employee, or upon any collective bargaining agent, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

              Nothing in this Agreement shall be deemed to confer upon any person (nor any beneficiary thereof) any rights under or with respect to any plan, program, or arrangement described in or contemplated by this Agreement, and each person (and any beneficiary thereof) shall be entitled to look only to the express terms of any such plan, program, or arrangement for his or her rights thereunder.

              Nothing in this Agreement shall cause Buyer or its Affiliates, nor Seller or its Affiliates to have any obligation to provide employment or any employee benefits to any individual who is not a Transferred Employee or, except as otherwise provided in Section 11.1.2 with respect to employment agreements, to continue to employ any Transferred Employee for any period of time following the Closing Date.

         11.5 WARN Act Requirements.

              On and after the Closing Date, Buyer shall be responsible with respect to Transferred Employees and their beneficiaries for compliance with the Worker Adjustment and Retraining Notification Act of 1988 and any other applicable law, including any requirement to provide for and discharge any and all notifications, benefits, and liabilities to Transferred Employees and government agencies that might be imposed as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

         11.6 Indemnification.

              11.6.1 Indemnification of Seller. Notwithstanding anything to the contrary in Article 12 of this Agreement, Buyer shall indemnify and hold harmless Seller, its Affiliates, and their respective directors, officers, employees, agents, and assigns, and each employee benefit plan or arrangement maintained or contributed to by Seller or an Affiliate thereof (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of
Section 3(3) of ERISA) and its administrators, fiduciaries, and agents, from and against any and all claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, cost, damage, and expense (including reasonable attorneys' fees) (i) in any way arising out of or incurred as a result of any action by Buyer, its Affiliates, their respective directors, officers, employees, or agents, the administrators or fiduciaries of any employee benefit plan maintained or contributed to by Buyer or an Affiliate thereof (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA), or any of their successors, except as otherwise expressly permitted under this Agreement, to change, reduce contributions to, terminate, fail to continue, fail to pay benefits under, or fail to manage or administer properly any employee benefit plan or arrangement (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA) on or after the Closing Date, or (ii) in any way arising out of or incurred as a result of any action that is a breach of any the covenants, representations, warranties, or obligations of any such person under this Agreement.

              11.6.2 Indemnification of Buyer. Notwithstanding anything to the contrary in Article 12 of the Agreement, Seller shall indemnify and hold harmless Buyer, its Affiliates, and their respective directors, officers, employees, agents, and assigns, and each employee benefit plan or arrangement maintained or contributed to by Buyer or an Affiliate thereof (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of
Section 3(3) of ERISA) and its administrators, fiduciaries, and agents, from and against any and all claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, cost, damage, and expense (including reasonable attorneys' fees) (i) in any way arising out of or incurred as a result of any action by Seller, its Affiliates, their respective directors, officers, employees, or agents, the administrators or fiduciaries of any employee benefit plan maintained or contributed to by Seller or an Affiliate thereof (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA), or any of their successors, to fail to pay benefits under, or fail to manage or administer properly any employee benefit plan or arrangement (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA) before the Closing Date, or (ii) in any way arising out of or incurred as a result of any action that is a breach of any the covenants, representations, warranties, or obligations of any such person under this Agreement.

                                   ARTICLE 12
                                 INDEMNIFICATION

         12.1 Survival of Representations. Warranties and Covenants.


                  (a) The representations and warranties contained in Sections
8.1.6 and 8.2.6 will survive the Closing and remain in full force and effect indefinitely. Each of the other representations and warranties contained in
Article 8 will terminate, without further action, on the date which is fifteen
(15) months following the Closing Date (the "Expiration Date").

                  (b) This Article 12 shall survive any termination of this Agreement and the Ancillary Agreements and the indemnification contained in this
Article 12 shall survive the Closing and shall remain in effect (i) indefinitely, with respect to any Indemnifiable Claim related to the breach of any representation or warranty which pursuant to Section 12.1(a) survives indefinitely, (ii) indefinitely or for the applicable period of performance for such covenant (provided that in the case of covenants, the Indemnitee shall have 60 days after the end of such performance period to provide notice to the Indemnifying Party of a claim for indemnification arising during the performance period), with respect to any Indemnifiable Claim arising under Section 12.2(a)(ii)(B) (post closing covenants), (iii) indefinitely, with respect to any Indemnifiable Claim arising under Section 12.2(a)(iii) (Retained Liabilities) or 12.2(b)(iii) (Assumed Liabilities), and (iv) until the Expiration Date for any Indemnifiable Claims that are not specified in any of the preceding clauses. Unless a claim for indemnification with respect to any alleged breach of any representation or warranty is asserted by notice given as herein provided that specifically identifies a particular breach and the underlying facts relating thereto, which notice is given within the applicable period of survival for such representation or warranty, such claim may not be pursued and is irrevocably waived after such time. Without limiting the generality or effect of the foregoing, no claim for indemnification with respect to any representation or warranty will be deemed to have been properly made except (i) to the extent it is based upon a Third Party Claim made or brought prior to the expiration of the survival period for such representation or warranty, or (ii) to the extent based on Indemnifiable Losses actually incurred by an Indemnitee prior to the expiration of the survival period for such representation or warranty.

         12.2 Indemnification.


                  (a) Following the Closing and subject to the other sections of this Article 12, Seller will indemnify, defend and hold harmless Buyer and its Affiliates and their respective directors, officers, and agents from and against all Indemnifiable Losses relating to, resulting from or arising out of (i) any inaccuracy in any of the representations and warranties made by Seller in
Section 8.1 of this Agreement, (ii) a breach by Seller of any covenant of Seller contained in this Agreement, which covenant requires performance by Seller (A) prior to or at the Closing, or (B) after the Closing, and (iii) any of the Retained Liabilities.

                  (b) Following the Closing and subject to the other sections of this Article 12, Buyer will indemnify, defend and hold harmless Seller and its Affiliates and their respective directors, officers, and agents from and against all Indemnifiable Losses relating to, resulting from or arising out of (i) any inaccuracy in any of the representations or warranties made by Buyer in Section
8.2 of this Agreement, (ii) a breach by Buyer of any covenant of Buyer contained in this Agreement, which covenant requires performance by Buyer prior to, at or after the Closing, and (iii) any of the Assumed Liabilities.

                  (c) Payments made under this Section 12.2 shall be treated by Buyer and Seller as purchase price adjustments and Buyer and Seller shall file all Tax Returns consistent with such treatment. Notwithstanding anything to the contrary contained herein, neither party shall be indemnified or reimbursed for any Tax consequences arising from the receipt or accrual of an indemnity payment hereunder including any Tax consequences arising from adjustments to the basis of any asset resulting from an adjustment to the Purchase Price or any additional or reduced taxes resulting from any such basis adjustment.

                  (d) In the event that a claim against an Indemnifying Party arises under both Section 12.2(a)(i) and Section 12.2(a)(ii), or under both
Section 12.2(b)(i) and Section 12.2(b)(ii), then the Indemnitee's rights to pursue its claim under Section 12.2(a)(ii) or Section 12.2(b)(ii), as applicable, will exist notwithstanding the provisions of Section 12.3(d).

                  (e) In the event that a claim against an Indemnifying Party arises under both Section 12.2(a)(i) and Section 12.2(a)(iii), or under both
Section 12.2(b)(i) and Section 12.2(b)(iii), then the Indemnitee's rights to pursue the claim under Section 12.2(a)(iii) or Section 12.2(b)(iii), as applicable, will exist notwithstanding the provisions of Sections 12.3(d).

                  (f) In the event a claim against an Indemnifying Party arises under both Section 12.2(a)(ii) and 12.2(a)(iii), or under both Section 12.2(b)(ii) and 12.2(b)(iii), then the Indemnitee's rights to pursue the claim under Section 12.2(a)(iii) or Section 12.2(b)(iii), as applicable, will exist notwithstanding the provisions of Section 12.3(d).

         12.3 Limitations on Liability.


                  (a) For purposes of this Agreement, (i) "Indemnification Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, and
(iv) "Indemnifiable Losses" means any losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees and expenses) actually incurred in connection with any actions, suits, demands, assessments, judgments and settlements, in any such case (x) reduced by the amount of insurance proceeds recovered from any person or entity with respect thereto, and (y) excluding any such losses, liabilities damages, costs and expenses to the extent that the underlying liability or obligation is the result of any action taken or omitted to be taken by any Indemnitee.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, if the Closing occurs, (i) no claim for indemnification may be asserted under Section 12.2(a) with respect to any matter discovered by or known to Buyer on or before the date of this Agreement, or after the date of this Agreement and on or before the Closing Date to the extent that Buyer has not provided timely notice to Seller of the existence of such claim in accordance with Section 10.2, and (ii) no claim for indemnification may be asserted under
Section 12.2(b) with respect to any matter discovered by or known to Seller on or before the Closing Date.

                  (c) As between Seller and any Affiliate of Seller, on the one hand, and Buyer and any Affiliate of Buyer, on the other hand, the remedies, rights and obligations set forth in this Article 12, Sections 10.1.2, 11.2.2, 11.6, 13.3 and the Ancillary Agreements will be the exclusive remedies, rights and obligations with respect to the liabilities and obligations referred to in
Section 12.2 and any breach of the representations, warranties or covenants set forth in this Agreement. Without limiting the foregoing, as a material inducement to entering into this Agreement, to the fullest extent permitted by law, each of the parties waives any claim or cause of action that it otherwise might assert, and any breach of the representations, warranties or covenants set forth in this Agreement, except for claims or causes of action brought under and subject to the terms and conditions of this Article 12 and Sections 10.1.2, 11.6 and 13.3 or any Indemnifiable Losses arising out of actual fraud.

                  (d) Notwithstanding any other provision of this Agreement or of any applicable Law, no Indemnitee will be entitled to make a claim against an Indemnifying Party under Sections 11.2.2, 11.6, 12.2(a)(i) or 12.2(b)(i) until:

                           (i) the aggregate amount of Indemnifiable Losses
incurred by the Indemnitee for any individual occurrence or related series of occurrences giving rise to such Indemnifiable Losses exceeds $25,000, and

                           (ii) the aggregate amount of claims that may be
asserted for such Indemnifiable Losses pursuant to Section 12.3(d)(i) exceeds an amount equal to 2% of the Purchase Price, but only to the extent such amount, if any, (a) exceeds an amount equal to 2% of the Purchase Price and (b) is less than the amount set forth in Section 12.3(e).

                  (e) Notwithstanding any other provision of this Agreement, the indemnification obligations of Seller under Section 12.2(a) (except with respect to indemnification for inaccuracies of the representations contained in Sections
8.1.1 through 8.1.6) or the indemnification obligation of Buyer under Section 12.2(b) will not exceed the amount of an amount equal to 6.5% of the Purchase Price respectively.

                  (f) No Indemnifying Party shall be liable to or obligated to indemnify any Indemnitee hereunder for any consequential, special, multiple, punitive or exemplary damages including, but not limited to, damages arising from loss or interruption of business, profits, business opportunities or goodwill, loss of use of facilities, loss of capital, claims of customers, or any cost or expense related thereto, except to the extent such damages have been recovered by a third person and are the subject of a Third Party Claim for which indemnification is available under the express terms of this Section 12.

                  (g) Seller and Buyer shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

         12.4 Defense of Claims.


                  (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity that is not a party to this Agreement or an Affiliate of such a party (a "Third Party Claim") against such Indemnitee, with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) calendar days after receipt of notice of such Third Party Claim; provided, however, that the failure of the Indemnitee to notify the Indemnifying Party shall only relieve the Indemnifying Party from its obligation to indemnify the Indemnitee pursuant to this Article 12 to the extent that the Indemnifying Party is materially prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise). Upon receipt of notification of a Third Party Claim, the Indemnifying Party shall be entitled, upon written notice to the Indemnitee, to assume the investigation and defense thereof with counsel reasonably satisfactory to the Indemnitee. Whether or not the Indemnifying Party elects to assume the investigation and defense of any Third Party Claim, the Indemnitee shall have the right to employ separate counsel and to participate in the investigation and defense thereof; provided, however, that the Indemnitee shall pay the fees and disbursements of such separate counsel unless (i) the employment of such separate counsel has been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has failed to assume the defense of such Third Party Claim within reasonable time after receipt of notice thereof with counsel reasonably satisfactory to such Indemnitee, or (iii) the named parties to the proceeding in which such claim, demand, action or cause of action has been asserted include both the Indemnifying Party and such Indemnitee and, in the reasonable judgment of counsel to such Indemnitee, there exists one or more defenses that may be available to the Indemnitee that are in conflict with those available to the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for the fees and disbursements of more than one counsel for all Indemnified Parties in connection with any one proceeding or any similar or related proceedings arising from the same general allegations or circumstances. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim that would lead to liability or create any financial or other obligation on the part of the Indemnitee unless such settlement includes as an unconditional term thereof the release of the Indemnitee from all liability in respect of such Third Party Claim. If a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnitee in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer without reservation of any rights or defenses against the Indemnitee, the Indemnitee may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Third Party Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnitee declined to accept plus the Losses of the Indemnitee relating to such Third Party Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the Indemnitee with respect to such claim.


                  (b) Any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after an Executive Officer of the Indemnitee becomes actually aware of the incurrence thereof, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article 12.

                  (c) If after the making of any Indemnification Payment the amount of the Indemnifiable Loss to which such payment relates is reduced by recovery, settlement or otherwise under any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction (less any costs, expenses, premiums or taxes incurred in connection therewith) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnification Payment, the Indemnifying Party will, to the extent of such Indemnification Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnification Payment relates; provided that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss, and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, all claims of the Indemnifying Party against any such third party on account of said Indemnification Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision of this
Article 12, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

12.5 No Indemnifiable Claims Resulting From Governmental Authority Action. Buyer has no indemnifiable or otherwise compensable claim that any of Seller's representations or warranties in Section 8.1 (other than Sections 8.1.4(b), 8.1.15 and 8.1.25) is inaccurate, or that any covenant has been breached, to the extent that such claim is predicated on any action by the FCC or ICC undertaken after Closing or any action the FCC or ICC requires Seller to undertake after Closing. Buyer may only bring such a claim to the extent that its basis is independent of any such FCC or ICC action.

                                   ARTICLE 13
                                   TERMINATION

         13.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing Date:


                  (a) at any time by mutual written consent of the parties;

                  (b) by Buyer if any of the conditions provided in Section 6.1 of this Agreement have not been met within eighteen (18) months after execution of this Agreement and have not been waived by Buyer;

                  (c) by Seller if any of the conditions provided in Section 6.2 of this Agreement have not been met within eighteen (18) months after execution of this Agreement and have not been waived by Seller;

                  (d) by Seller if any obligations of Buyer provided in Article 3 become incapable of being fulfilled; or

                  (e) by either party immediately upon written notice to the other party if any Governmental Authority issues an order forbidding or enjoining the consummation of the transaction contemplated hereby and such order has become final and non-appealable.

         13.2 Goodfaith Performance. Neither party shall be entitled to exercise any right of termination pursuant to subsection 13.1(b), (c) or (d) above if such party shall not have performed diligently and in good faith the obligations required to be performed by such party hereunder prior to the date of termination.

         13.3 Effect of Termination.


                  (a) If this Agreement is terminated as a result of a Material Adverse Effect or Section 13.1(a), this Agreement shall be of no further force and effect and there shall be no further liability hereunder (except the obligations under the Confidentiality Agreement and the liability for breach of such obligations) on the part of either party or their respective Affiliates, directors, officers, shareholders, agents or other representatives.

                  (b) If this Agreement is terminated by Buyer pursuant to
Section 13.1(b), this Agreement shall be of no further force and effect and there shall be no further obligations or liability hereunder (except the obligations under the Confidentiality Agreement and the liability for breach of such obligations) on the part of either party or their respective Affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that no such termination shall relieve Seller of liability for any claims, damages or losses suffered by Buyer as a result of the negligent or willful failure of Seller to perform any obligations required to be performed by it hereunder on or prior to the date of termination. Notwithstanding anything herein to the contrary, in no event shall the any act or omission of Seller in connection with the Merger be deemed to be a breach of the terms and conditions of this Agreement for purposes of this Section 13.3(b).

                  (c) If this Agreement is terminated by Seller pursuant to
Section 13.1(c) or (d), this Agreement shall be of no further force and effect and there shall be no further obligations or liability hereunder (except the obligations under the Confidentiality Agreement and the liability for breach of such obligations) on the part of either party or their respective Affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that in the event such termination is the result of the breach by Buyer of any of its obligations required to be performed by it hereunder on or prior to the date of termination, and Buyer has failed to cure such non-performance within a reasonable period after notice from Seller, then Buyer shall pay to Seller liquidated damages in an amount equal to ten (10) percent of the Purchase Price. Such liquidated damages amount is designed to compensate Seller for its lost opportunity costs and reliance damages caused by such termination. Buyer shall promptly pay such amount to Seller in immediately available funds following such termination.

                  (d) Upon any termination of the Agreement, each of the parties shall promptly comply with the obligations of the Confidentiality Agreement regarding return or destruction of Evaluation Material of the other party.

                  (e) Notwithstanding anything to the contrary contained herein, the provisions of this Section 13.3 and of Sections 14.1, 14.2, 14.3, 14.8, 14.11, 14.13 and 14.14 shall survive any termination of this Agreement.

                                   ARTICLE 14
                                  MISCELLANEOUS

         14.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, will be deemed to have been given when delivered in person or dispatched by electronic facsimile transfer (confirmed in writing by certified mail, concurrently dispatched) or one business day after having been dispatched for next-day delivery by a nationally recognized overnight courier service to the appropriate party at the address specified below:

                  (a)      If to Buyer, to:

                           Citizens Utilities Company
                           High Ridge Park
                           Stamford, Connecticut  06905
                           Attention:  Donald P. Weinstein
                           Facsimile No.: (203) 614-4625

                           With a copy to:

                           Citizens Utilities Company
                           High Ridge Park
                           Stamford, Connecticut  06905
                           Attention:  L. Russell Mitten, II, Esq.
                           Facsimile No.: (203) 614-4625


                           Fleischman and Walsh, L.L.P.
                           1400 Sixteenth Street, N.W.
                           Washington, D.C.  20036
                           Attention:  Jeffry L. Hardin, Esq.
                           Facsimile No.: (202) 387-3467

                  (b)      If to Seller, to:

                           William M. Edwards, III
                           Vice President - Property Repositioning
                           600 Hidden Ridge, HQE02J27
                           Irving, TX  75038
                           Facsimile No. (972) 719-7062

                           With a copy to:

                           Dale R. Chamberlain
                           Legal Counsel - Property Repositioning
                           600 Hidden Ridge, HQE02J34
                           Irving, TX  75038
                           Facsimile No. (972) 719-7162

                  or to such other address or addresses as any such party may from time to time designate for itself by like notice.

         14.2 Information Releases. The parties shall consult with each other (and allow the other party notice, and a reasonable time to comment) in preparing any employee announcement, press release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the employees generally, news media or the public. Neither party shall issue or cause the publication of any press release, public announcement or media response without the prior written consent of the other party; provided, however, that, after allowing the other party notice and a reasonable time to comment prior to issuance, nothing herein will prohibit either party from making an employee announcement, or issuing or causing publication of any press release, public announcement or media response to the extent that such action is required by applicable Law or the rules of any national stock exchange applicable to such party or its Affiliates.

         14.3 Expenses. Whether or not the transactions contemplated hereby are consummated and except as otherwise expressly provided herein, each party will pay any expenses (including attorneys' fees) incurred by it incidental to this Agreement and in consummating the transactions provided for herein.

         14.4 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but is not assignable or delegable by any party without the prior written consent of the other party; provided, that (a) Seller may assign this Agreement to an Affiliate of Seller without the consent of Buyer including, on and after the closing of the Merger, the ultimate parent entity of the successor corporation to such merger or any entity controlled thereby; and (b) Buyer may assign this Agreement, without the prior written consent of Seller, to any directly or indirectly wholly owned subsidiary of Buyer provided such subsidiary assumes in writing all the duties and obligations of Buyer hereunder. No such assignment by Buyer shall in any way operate to enlarge, alter or change any obligation due to Seller or relieve Buyer of its obligations hereunder if such subsidiary fails to perform such obligations, with the understanding that Buyer shall be jointly and severally liable with such subsidiary for any non-performance of Buyer's obligations hereunder.

         14.5 Amendments. This Agreement may be amended or modified only by a subsequent writing signed by authorized representatives of both parties.

         14.6 Captions. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement, nor as in any way limiting or amplifying the terms and provisions hereof.

         14.7 Entire Agreement. The term "Agreement" shall mean collectively this document, the Schedules hereto and any agreements expressly incorporated herein. This Agreement supersedes and revokes any prior discussions and representations, other agreements, commitments, arrangements or understandings of any sort whatsoever, whether oral or written, that may have been made or entered into by the parties relating to the matters contemplated hereby. This Agreement, the Confidentiality Agreement and the Ancillary Documents constitute the entire agreement by and among the parties with respect to the subject matter hereof, and there are no representations, warranties, agreements, commitments, arrangements or understandings except as expressly set forth herein.

         14.8 Waiver. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

         14.9 Third Parties. Except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         14.10 Counterparts. This Agreement may be executed in two or more counterparts, any or all of which shall constitute one and the same instrument.

         14.11 Governing Law. This Agreement and the Ancillary Agreements shall in all respects be governed by and construed in accordance with the laws of the State of New York (except that no effect shall be given to any conflicts of law principles of the State of New York that would require the application of the laws of any other jurisdiction). The parties irrevocably submit to the exclusive jurisdiction of any New York State Court or any Federal Court located in the borough of Manhattan in the City of New York for purposes of any suit, action or other proceeding arising out of this Agreement, the Ancillary Agreements or any transaction contemplated hereby or thereby. The parties agree that service of process, summons or notice or document by U.S. registered mail to such party's respective address set forth in Section 14.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. The parties hereto irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto. In the event of any breach of the provisions of this Agreement or any other agreement entered into in connection therewith, the non-breaching party shall be entitled to equitable relief, including in the form of injunctions and orders for specific performance, where the applicable legal standards for such relief in such courts are met, in addition to all other remedies available to the non-breaching party with respect thereto at law or in equity.

         14.12 Further Assurances. From time to time, as and when requested by one of the parties, the other party will use its commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary or appropriate, in the reasonable opinion of counsel for Seller and Buyer, to consummate and make effective the transactions contemplated by this Agreement.

         14.13 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Authority, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable and provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

         14.14 Representation by Counsel; Interpretation. Seller and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

         IN WITNESS WHEREOF, the parties, acting through their duly authorized agents, have caused this Agreement to be duly executed and delivered as of the date first above written.



GTE NORTH INCORPORATED                              CITIZENS UTILITIES COMPANY


By:                                                 By:
     ---------------------------------------            ------------------------

Name:  William M. Edwards, III                      Name:
     -------------------------------                     -----------------------

Title:  VP - Property Repositioning                Title:
       -----------------------------                     ----------------------




GTE SOUTH INCORPORATED


By:
    -------------------------------------
Name:  William M. Edwards, III
     ------------------------------------
Title:    VP - Property Repositioning
      ------------------------------------






(Signature page for Asset Purchase Agreement between GTE North Incorporated, GTE South Incorporated and Citizens Utilities Company dated ________________.)